UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )

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ROWAN COMPANIES PLC

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Notice of General Meeting of Shareholders

Rowan Companies plc

Registered Company No. 07805263

Thursday, June 30, 2016

9:00 a.m., London Time

Rowan Companies plc, a public limited company incorporated under English law (the “Company,” “Rowan,” or “we”), will hold a general meeting of shareholders (the “Meeting”) on June 30, 2016, beginning at 9:00 a.m., London time (4:00 a.m., New York time), at 99 Bishopsgate, London EC2M 3XF, United Kingdom. At the Meeting, you will be asked to consider and approve the resolutions below.

AGENDA ITEMS, ORDINARY RESOLUTIONS

Agenda Item	Description	Board of Directors Recommendation
1.	To re-appoint Deloitte LLP as the Company’s U.K. statutory auditor under the U.K. Companies Act (to hold office until the conclusion of the next meeting at which accounts are laid before the Company).	FOR
2.	To authorize the Audit Committee to determine the U.K. statutory auditors’ remuneration.	FOR
3.	To approve, as a non-binding advisory vote, the Company’s U.K. statutory Implementation Report for the year ended December 31, 2015 (in accordance with requirements applicable to U.K. companies).	FOR

The foregoing items are more fully described, and the full text of each proposal is set out, in the accompanying proxy statement, which shall be deemed to form a part of this notice. Pursuant to our Articles of Association, no matters other than the proposals set forth above may be brought at this Meeting.

VOTING REQUIREMENTS

Proposals 1 and 2 are proposed as ordinary binding resolutions, which means that, assuming a quorum is present, each such resolution will be approved if a simple majority of votes cast are cast in favor thereof.

Proposal 3 regarding our U.K. statutory Implementation Report for the year ended December 31, 2015 is proposed as a non-binding advisory vote and will not be binding on our Board of Directors (the “Board”) or any committee thereof to take any action. However, our Board values the opinions of our shareholders as expressed through advisory votes and other communications and will carefully consider the outcome of the advisory vote.

ORGANIZATIONAL MATTERS

We have established the close of business on May 2, 2016, as the record date for determining the shareholders listed in our share register (registered shareholders) entitled to attend, vote or grant proxies to vote at the meeting or any adjournments or postponements of the meeting. This notice, proxy statement, proxy card and the Company’s U.K. annual report and statutory accounts for the year ended December 31, 2015 (together, the “Annual Report and Accounts”) are first being sent or otherwise made available on or about

May 20, 2016 to each shareholder in our share register as of the record date. This notice, proxy statement and proxy card are referred to herein as the “proxy materials.”

Beneficial owners may have received a notice of Internet availability of proxy materials (the “Notice”) containing instructions on how to access our proxy materials and vote online. If you received a Notice, you will not receive a printed copy of the proxy materials unless you have previously made a permanent election to receive these materials in hard copy. Instead, the Notice instructs you as to how you may access and review all of the important information contained in the proxy materials. The Notice also instructs you as to how you may submit your proxy on the Internet. If you received a Notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials included in the Notice.

Only shareholders who are registered in our share register as of the record date will be entitled to attend, vote or grant proxies to vote at the Meeting. Any such registered shareholder may appoint one or more proxies (provided each proxy is appointed to exercise the rights attached to a different share or shares held by him or her) to attend, speak and vote in his place at the Meeting. A proxy need not be a registered shareholder.

A list of the shareholders entitled to vote at the Meeting is available at our Houston, Texas office.

Note Regarding our PREVIOUSLY HELD 2016 Annual General MeetinG of Shareholders and U.K. REquirements

Please be aware that this Meeting does not constitute the Company’s 2016 Annual General Meeting of Shareholders (the “2016 Annual General Meeting”). The Company’s 2016 Annual General Meeting was held on April 28, 2016 at which meeting our shareholders were asked to vote on, and overwhelmingly approved, the following proposals: (1) the election of all members of our Board; (2) the selection of Deloitte & Touche LLP to serve as our U.S. independent registered public accounting firm for 2016; (3) the approval, as a non-binding vote, of our named executive officer compensation; and (4) the approval of an amendment to our incentive plan to, among other things, replenish the number of shares authorized for issuance under the plan. Please note that the non-binding advisory vote on our U.K. statutory Implementation Report described in this proxy statement is a separate U.K. requirement and unrelated to the previously approved non-binding vote on our named executive officer compensation.

In connection with the U.K. requirement for the Company to prepare its financial statements in accordance with International Financial Reporting Standards (“IFRS”), the Company is holding this Meeting on June 30, 2016. These requirements are in addition to U.S. Securities and Exchange Commission requirements to prepare financial statements in accordance with U.S. GAAP. The Company’s Annual Report and Accounts prepared in accordance with the Companies Act 2006 (“U.K Companies Act”) requirements and IFRS will be laid before the Company at this Meeting. The U.K. Companies Act requires that the Company’s U.K. statutory auditor is appointed and the non-binding advisory vote on the Company’s U.K. statutory Implementation Report is held at the same meeting at which the Annual Report and Accounts are laid before the Company. This information was not available at the time of our 2016 Annual General Meeting. Therefore shareholders are being asked to consider and approve the ordinary resolutions set out in this notice at this Meeting rather than at our previously held 2016 Annual General Meeting. The Annual Report and Accounts include the Directors’ Report, the Directors’ Remuneration Report (including the U.K. Statutory Implementation Report), a strategic report and the Auditor’s Report, and copies of the relevant materials will be sent or otherwise made available to shareholders entitled to receive notice of the Meeting. The Board will provide an opportunity for shareholders to raise questions in relation to the Annual Report and Accounts at the Meeting.

Shareholders meeting the threshold requirements set out in section 527 of the U.K. Companies Act have the right to require the Company to publish a statement on its website in relation to the audit of the Company’s Annual Report and Accounts that are to be laid before the Company at this Meeting or any circumstances connected with an auditor of the Company ceasing to hold office since the previous shareholders’ meeting at which the Company’s Annual Report and Accounts were laid before the Company. The Company may not charge the requesting shareholders for website publication of such a statement. The Company must also forward the statement to the auditors not later than the time when it publishes the statement on the website. The business which may be dealt with at the Meeting includes any website statement relating to audit concerns.

We appreciate the continuing interest of our shareholders in the Company. Please contact the Company Secretary if you plan to attend the Meeting in person.

May      , 2016

By order of the Board of Directors,

Melanie M. Trent

Executive Vice President, General Counsel,
Chief Administrative Officer and Company Secretary

PROXY STATEMENT FOR THE GENERAL MEETING OF SHAREHOLDERS

This proxy statement relates to the solicitation of proxies by the Board of Directors (the “Board”) of Rowan Companies plc (the “Company”) for use at the general meeting of shareholders to be held on June 30, 2016, beginning at 9:00 a.m., London time (4:00 a.m., New York time), at 99 Bishopsgate, London EC2M 3XF, United Kingdom (the “Meeting”), and at any adjournment or postponement of the Meeting.

The proxy is solicited by the Board and is revocable by you any time before it is voted. These proxy materials and voting instructions are being made available to you on or about May 20, 2016 at www.proxyvote.com. You may also request a printed copy of this proxy statement and the form of proxy by any of the following methods: (a) Internet at www.proxyvote.com; (b) telephone at 1-800-579-1639; or (c) e-mail at sendmaterial@proxyvote.com. The Company’s U.K. annual report and statutory accounts for the year ended December 31, 2015 (together, the “Annual Report and Accounts”) are being made available at the same time and by the same methods. The Annual Report and Accounts are not to be considered part of the proxy solicitation material and are not incorporated by reference into this proxy statement.

Our registered office is located at Cannon Place, 78 Cannon Street, London, EC4N 6AF, United Kingdom and our principal executive office is located at 2800 Post Oak Blvd., Suite 5450, Houston, Texas 77056. Our telephone number in our Houston office is 1-713-621-7800 and our website address is www.rowan.com. Information contained on our website, including information referred to in this proxy statement, is not to be considered as part of the proxy solicitation material and is not incorporated by reference into this proxy statement.

The Company is a public limited company incorporated under the laws of England and Wales, and our Class A Ordinary Shares trade on the New York Stock Exchange (“NYSE”) under the symbol “RDC.” As a result, the Company is governed by both the U.K. Companies Act 2006 (“U.K. Companies Act”) and U.S. securities laws and regulations and NYSE rules.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

This proxy statement and Annual Report and Accounts are available at www.proxyvote.com and at our website, www.rowan.com.

Your Vote is Important

Your vote is very important, regardless of the number of shares you own. Whether or not you are able to attend the Meeting in person, it is important that your shares be represented. Please vote as promptly as possible by telephone or via the Internet or by signing, dating and returning the proxy card mailed to those who receive paper copies of this proxy statement. Voting promptly, regardless of the number of shares you hold, will aid us in reducing the expense of an extended proxy solicitation. If you hold Rowan Companies plc Class A Ordinary Shares with a broker or bank, you may also be eligible to vote by telephone or via the Internet. For specific information regarding the voting of your shares, please refer to the section entitled “Questions and Answers about the Meeting and Voting.”

How to Vote

By internet	By telephone	By mailing your Proxy Card

Visit 24/7 www.proxyvote.com	Dial toll-free 24/7 1-800-690-6903	Mark, sign and date your proxy card and return in the postage-paid envelope
Votes must be received before 11:59 p.m. (Eastern (New York) time) on June 28, 2016.

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PROXY STATEMENT SUMMARY

This summary highlights information contained elsewhere in this proxy statement. This summary does not contain all of the information that you should consider. You should read the entire proxy statement carefully before voting. For further information regarding our 2015 financial performance, please review our annual report on Form 10-K for the year ended December 31, 2015.

General Meeting of Shareholders

Time and Date: Thursday, June 30, 2016, 9:00 a.m. (London time)

Location: 99 Bishopsgate, London EC2M 3XF, United Kingdom

Record Date: May 2, 2016

Voting: Shareholders as of the record date are entitled to vote. Each Class A Ordinary Share is entitled to one vote for each proposal to be voted on.

Materials: Our proxy materials, including our U.K. remuneration policy which was approved by our shareholders at the 2014 Annual General Meeting of Shareholders, are available at www.rowan.com under the heading “Investor Relations-Financial/Proxy Reports-Proxy Materials.”

Who May Vote

Shareholders of Rowan Companies plc, as recorded in our stock register on May 2, 2016, are entitled to vote. Each Class A ordinary share is entitled to one vote for each proposal to be voted on.

Voting Matters and Board Recommendations

The Board recommends that you vote as follows:

	Proposal to be Voted Upon	Board Recommendation	Reasons for Recommendation
Proposal No. 1	To re-appoint Deloitte LLP as the Company’s U.K. statutory auditor under the U.K. Companies Act (to hold office until the conclusion of the next Annual General Meeting at which accounts are laid before the Company).	FOR	Based on the recommendation of the Audit Committee.
Proposal No. 2	To authorize the Audit Committee to determine the U.K. statutory auditors’ remuneration.	FOR	Based on the recommendation of the Audit Committee.
Proposal No. 3	To approve, as a non-binding advisory vote, the Company’s U.K. statutory Implementation Report for the year ended December 31, 2015 (in accordance with requirements applicable to U.K. companies).	FOR	Based on the recommendation of the Compensation Committee. The Board believes the Company’s director compensation program is effective in achieving the Company’s objectives.

Note Regarding our Previously Held 2016 Annual General Meeting of Shareholders

Please be aware that this Meeting does not constitute the Company’s 2016 Annual General Meeting. The Company’s 2016 Annual General Meeting of Shareholders (the “2016 Annual General Meeting”) was held on April 28, 2016 at which meeting our shareholders were asked to vote on, and overwhelmingly approved, the following proposals: (1) the election of all members of our Board; (2) the selection of Deloitte & Touche LLP to serve as our U.S. independent registered public accounting firm for 2016; (3) the approval, as a non-binding vote, of our named executive officer (“NEO”) compensation; and (4) the approval of an amendment to our incentive plan to, among other things, replenish the number of shares authorized for issuance under the plan. For the avoidance of doubt, the non-binding advisory vote on our U.K. statutory Implementation Report described in this proxy statement is a separate U.K. requirement and unrelated to the previously approved non-binding vote on our named executive officer compensation.

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Highlights of the final voting results on the matters submitted to a vote of shareholders during our 2016 Annual General Meeting include:

•	Each of our directors was overwhelmingly elected with at least 96% votes cast in favor of election.

•	Deloitte & Touche LLP was ratified as the Company’s U.S. independent registered public accounting firm for 2016 with 97% of votes cast in favor.

•	96% of votes were cast in favor of approving, in a non-binding vote, our NEO compensation.

•	The amendment to our incentive plan was approved with 94% of votes cast in favor of the proposed amendment.

Questions and Answers About the Meeting and Voting

Please see the “Questions and Answers About the Proxy, Meeting and Voting” beginning on page 14 for important information about the proxy materials, the Meeting and voting.

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BOARD AND COMPENSATION COMMITTEE INFORMATION

Board of Directors

Independent Board. Our Board is comprised of a majority of independent directors.
Independent Lead Director. Sir Graham Hearne is the independent, non-executive Chairman.
Independent Board Committees. All members of our Audit, Compensation and Nominating & Corporate Governance Committees are independent directors.

Current Directors	Age	Director Since	Principal Occupation	Committees	Independent*	Experience/ Skills/Qualifications
William E. Albrecht	64	2015	Executive Chairman, California Resources Company	Audit HSE		•	Current Executive Chairman of a public company
						•	Various executive positions with extensive managerial oversight
						•	Over 35 years in the oil and gas industry
						•	Petroleum engineer
Thomas P. Burke	48	2014	CEO & President, Rowan Companies plc	Executive		•	Current CEO & President
						•	Extensive managerial and industry experience
Sir Graham Hearne (Chairman)	78	2004	Former Chairman and CEO, Enterprise Oil plc Independent Lead Director, Rowan Companies plc	Compensation Executive (Chair) NCG (Chair)		•	CEO, Chairman and CFO positions
						•	Energy, investment banking and legal sector experience
						•	Public company directorships
Thomas R. Hix	68	2009	Business consultant and former CFO, Cameron International Corporation	Audit Compensation (Chair) Executive NCG		•	CFO and CPA
						•	Financial, management and M&A experience
						•	Public company directorships
Jack B. Moore	62	2016	Chairman of the Board and former CEO, Cameron International Corp.	Compensation HSE		•	CEO and Chairman positions
						•	Over 35 years in oil field service and energy industry
						•	Extensive management and leadership experience in the oilfield services and energy industries
						•	Public company directorships
Suzanne P. Nimocks	57	2010	Former Director, McKinsey & Company	Compensation HSE (Chair) NCG		•	Global management consulting and energy sector experience
						•	Public company directorships
P. Dexter Peacock	74	2004	Former Managing Partner, Andrews Kurth LLP	HSE NCG		•	Legal, management, M&A, and international transactions experience
						•	Public company directorships
John J. Quicke	66	2009	Former Managing Director and Operating Partner, Steel Partners LLC, and Chairman of the energy group of Steel Excel, Inc.	Audit (Chair) Compensation Executive		•	CEO, COO and CPA positions
						•	Shareholder activism background
						•	Operational and manufacturing experience
						•	Public company directorships
Tore I. Sandvold	68	2013	Executive Chairman of Sandvold Energy AS; Former Director General, Norwegian Ministry of Industry, Oil & Energy and Executive Chairman, Petoro AS	Audit HSE		•	Energy, regulatory policy and international sector experience
						•	Public company directorships

*	As determined by the Board of Directors

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Committees

The Board has the following committees:

•	Audit

•	Compensation

•	Health, Safety and Environment

•	Nominating & Corporate Governance

•	Executive

Only non-executive, independent directors may serve on the Audit, Compensation, and Nominating & Corporate Governance Committees.

Written Charters. Each committee, other than the Executive Committee, has a written charter. The charters are posted on the Company’s website, www.rowan.com under the heading “Our Company-Governance Documents,” and available in print to any shareholder who requests a copy from the Company Secretary.

Overview of Compensation Committee

Members. Mr. Hix (Chair), Sir Graham Hearne, Ms. Nimocks and Mr. Quicke served on the Compensation Committee during all of 2015. Mr. Moore was appointed to the Compensation Committee in connection with his election to the Board in April 2016.

Primary Responsibilities. The Compensation Committee is responsible for, among other things:

•	Reviewing and approving evaluation criteria relevant to CEO compensation;

•	Evaluating the CEO’s performance in light of corporate goals and evaluation criteria in order to make a compensation recommendation to the full Board; and

•	Determining CEO and NEO compensation.

In addition, the Compensation Committee advises on director compensation, administers the Company’s incentive and equity-based compensation plans, and performs the duties outlined under those plans, including making grants and awards. The Compensation Committee also reviews the Company’s incentive compensation arrangements to determine whether they encourage excessive risk-taking, reviews at least annually the relationship between risk management policies and practices and compensation, and evaluated compensation policies and practices that could mitigate any such risk.

Pursuant to its charter, the Compensation Committee has sole authority to retain and terminate any compensation consultant, outside counsel or any other advisors engaged to assist in the evaluation of compensation of directors or executive officers, including sole authority to approve the consultant’s fees and its terms. The Compensation Committee will consider appropriate standards in selecting its compensation consultants consistent with NYSE rules, U.S. Securities and Exchange Commission (“SEC”) rules and requirements under the Dodd-Frank Act.

Additional information on the roles and responsibilities of the Compensation Committee is provided in the Compensation Committee’s charter and throughout this proxy statement.

Independence. The Board has determined that all of the members of the Compensation Committee are independent within the meaning of the NYSE rules.

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SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

The following table shows the beneficial ownership of outstanding shares as of May 4, 2016 for the following persons:

•	Each director;

•	Our NEOs; and

•	All of our directors and executive officers as a group.

As of May 4, 2016, none of the shares shown below were pledged. Unless otherwise indicated, each individual has sole voting and dispositive power with respect to the shares shown below. None of the officers or directors owns one percent or more of our shares.

	Restricted Shares(a)	RSUs(b)	Shares	Options/SARs(c)	Aggregate Beneficial Ownership	Percent of Class(d)
Directors
William E. Albrecht	–		–			*
Thomas P. Burke (NEO)	–					*
William T. Fox III(e)	–					*
Sir Graham Hearne	–					*
Thomas R. Hix	–					*
Jack B. Moore	–		–			*
Suzanne P. Nimocks	–					*
P. Dexter Peacock	–					*
John J. Quicke	–					*
W. Matt Ralls (NEO)(e)	–					*
Tore I. Sandvold	–					*
Other NEOs:
Stephen M. Butz	–					*
T. Fred Brooks	–					*
Mark A. Keller	–					*
Melanie M. Trent	–					*
All Directors, Nominees and Executive Officers, including NEOs, as a group (16 persons)	–					%

*	Ownership of less than one percent of the shares issued and outstanding.
(a)	As of May 4, 2016, there are no outstanding restricted shares held by executive officers. On April 28, 2016, certain non-executive directors received grants of restricted shares, but such restricted shares do not vest until the earlier of the next subsequent annual general meeting of shareholders and one year from the grant date.
(b)	Includes (i) in the case of non-executive directors, RSUs that are vested or will vest on or before July 3, 2016 and, in the case of employees, RSUs that are no longer at risk of forfeiture due to the Company’s retirement policy and (ii) RSUs that will vest between April 30, 2016 and July 3, 2016. As to non-executive directors, RSUs are granted annually but are not settled (in cash or shares) until termination of service from the Board. For executive officers, RSUs are granted annually and generally vest and are settled in shares in one-third increments annually. Unlike restricted shares, RSUs do not carry voting rights prior to the issuance of shares upon settlement.
(c)	Includes shares that could be acquired through July 3, 2016 by the exercise of share options or share appreciation rights (“SARs”). The number of shares issuable under SARs is based on the fair market value per share on May 4, 2016 of $[●], but excludes SARS for which the exercise price is above $[●]. All options are fully vested.
(d)	Based upon [●] issued and outstanding shares on May 4, 2016, which excludes for these purposes [●] shares held by an affiliated employee benefit trust. For purposes of computing the percentage of shares held by the persons above, includes outstanding RSUs, options and SARs for that person and any group of which that person is a member that vest or otherwise could be acquired by such person through July 3, 2016, but are not deemed outstanding for the purpose of computing the percentage of beneficial ownership for any other person.
(e)	Messrs. Fox and Ralls retired from the Board as of April 28, 2016. Ownership information is as of that date.

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5% Beneficial Owners. As of May 4, 2016, the Company did not know of any person who beneficially owned in excess of 5% of our outstanding shares, except as set forth in the table below:

5% Beneficial Owner	Shares Beneficially Owned	Percent of Class
AJO, LP(a) 230 S. Broad Street, 20th Floor Philadelphia, PA 19102	15,620,733	[●]%
Blue Harbour Group, LP(b) 646 Steamboat Road Greenwich, CT 06830	9,783,812	[●]%
BlackRock, Inc.(c) 55 East 52nd Street New York, NY 10055	8,838,208	[●]%
The Vanguard Group, Inc.(d) 100 Vanguard Boulevard Malvern, PA 19355	8,729,085	[●]%
Dimensional Fund Advisors LP(e) Building One 6300 Bee Cave Road Austin, Texas 78746	8,325,463	[●]%
Mackenzie Financial Corporation(f) 180 Queen Street West Toronto, Ontario M5V 3K1	7,678,219	[●]%

(a)	As reported on Schedule 13G/A (filed with the SEC on February 9, 2016) by AJO, LP (“AJO”). AJO reports sole voting power over 9,347,623 shares and sole dispositive power over 15,620,733 shares. The securities are owned of record by clients of AJO. No such client is known to own more than five percent of this class of securities.

(b)	As reported on Schedule 13D/A (filed with the SEC on September 23, 2014, which is the most recent filing) filed jointly by Blue Harbour Group, LP (“Blue Harbour”), Blue Harbour Holdings, LLC (“Blue Harbour LLC”), and Clifton S. Robbins (“Robbins”). Each of Blue Harbour, Blue Harbour LLC and Robbins share dispositive voting power over 9,783,812 shares. Blue Harbour LLC is the managing member of Blue Harbour, and Robbins is the managing member of Blue Harbour LLC.

(c)	As reported on Schedule 13G/A (filed with the SEC on January 27, 2016) by BlackRock, Inc. (“BlackRock”). BlackRock is the beneficial owner of these shares through various of its subsidiaries: BlackRock Advisors (UK) Limited, BlackRock Advisors, LLC, BlackRock Asset Management Canada Limited, BlackRock Asset Management Ireland Limited, BlackRock Asset Management Schweiz AG, BlackRock Financial Management, Inc., BlackRock Fund Advisors, BlackRock Institutional Trust Company, N.A., BlackRock International Limited, BlackRock Investment Management (Australia) Limited, BlackRock Investment Management (UK) Ltd, BlackRock Investment Management, LLC and BlackRock Life Limited. BlackRock has sole voting power over 8,394,502 shares and sole dispositive power of 8,838,208 shares.

(d)	As reported on Schedule 13G/A (filed with the SEC on February 10, 2016) by The Vanguard Group, Inc. and certain of its subsidiaries (“Vanguard”). Vanguard reports sole voting power over 89,631 shares, shared voting power over 6,100 shares, sole dispositive power over 8,640,854 shares and shared dispositive power over 88,231 shares. Of the 8,729,085 shares beneficially owned by Vanguard, Vanguard Fiduciary Trust Company, a wholly owned subsidiary of Vanguard, is the beneficial owner of 82,131 shares as a result of its serving as investment manager of collective trust accounts and Vanguard Investments Australia, Ltd., a wholly owned subsidiary of Vanguard, is the beneficial owner of 13,600 shares as a result of its serving as investment manager of Australian investment offerings.

(e)	As reported on Schedule 13G (filed with the SEC on February 9, 2016) by Dimensional Fund Advisors LP and certain of its subsidiaries (“Dimensional Fund”). Dimensional Fund reports sole voting power over 8,219,429 shares and sole dispositive power over 8,325,463 shares. Dimensional Fund furnishes advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager or sub-advisor to certain other commingled funds, group trusts and separate accounts (such as investment companies, trusts and accounts, collectively referred to as the “Funds”). In its role as investment advisor, sub-advisor and/or manager, Dimensional Fund or its subsidiaries may possess voting and/or investment power over the securities of the Company that are owned by the Funds, and may be deemed to be the beneficial owner of the shares of the Company held by the Funds.

(f)	As reported on Schedule 13G/A (filed with the SEC on February 11, 2016) by Mackenzie Financial Corporation and certain of its subsidiaries (“Mackenzie”). Mackenzie reports sole voting power over 7,678,219 shares and sole dispositive power over 7,678,219 shares.

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PROPOSAL NO. 1

An Ordinary Resolution to Re-Appoint Deloitte LLP as the Company’s U.K. Statutory Auditor under the U.K. Companies Act (to hold office until the conclusion of the next meeting at which accounts are laid before the Company)

Our Audit Committee has approved the appointment of Deloitte LLP, the U.K. affiliate of Deloitte & Touche LLP, to serve as the Company’s U.K statutory auditors under the U.K. Companies Act. Deloitte LLP has served as the U.K. statutory auditors under the U.K. Companies Act for the Company since its registration as a public limited company on May 1, 2012. We are asking you to approve their re-appointment.

Shareholders previously approved Deloitte & Touche LLP as the Company’s U.S. independent registered public accounting firm for 2016 at the Annual General Meeting with 97% of votes cast in favor.

Vote Required

This ordinary resolution will be approved if a simple majority of votes cast are cast in favor thereof, assuming a quorum present.

Recommendation of the Board

The Board and Audit Committee recommend you vote FOR the ordinary resolution to re-appoint Deloitte LLP as the Company’s U.K. statutory auditor under the U.K. Companies Act (to hold office until the conclusion of the next meeting at which accounts are laid before the Company).

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PROPOSAL NO. 2

An Ordinary Resolution to Authorize the Audit Committee to determine the Company’s U.K. Statutory Auditors’ Remuneration

Our Audit Committee approves, on an annual basis, Deloitte LLP’s remuneration as our U.K. statutory auditors under the U.K. Companies Act. We are asking our shareholders to authorize the Audit Committee to determine Deloitte LLP’s remuneration as statutory auditors in accordance with the Audit Committee’s procedures and applicable law.

Vote Required

This ordinary resolution will be approved if a simple majority of votes cast are cast in favor thereof, assuming a quorum present.

Recommendation of the Board

The Board and Audit Committee recommend you vote FOR the ordinary resolution to authorize the Audit Committee to determine the Company’s U.K. statutory auditors’ remuneration.

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Proposal No. 3

An Ordinary Resolution of a Non-Binding Advisory Vote to Approve the Company’s U.K. Statutory Implementation Report (in Accordance with Requirements Applicable to U.K. Companies)

In accordance with the U.K Companies Act, shareholders are voting to approve the Company’s U.K. statutory Implementation Report (or annual report on remuneration as described in the regulations) included in the U.K. Directors’ Remuneration Report.

The U.K. statutory Implementation Report sets out the remuneration that has been paid to the directors in the financial year ended December 31, 2015, and is set out in two parts (Part I and section 3 of Part II of the Directors’ Remuneration Report). Part I also includes information required by regulations promulgated by the SEC, which we previously provided to our shareholders as part of the proxy statement that was delivered in connection with our 2016 Annual General Meeting under the headings “Non-Executive Director Compensation,” “Compensation Discussion and Analysis” and Executive Compensation.” Such information, in the same form (and under the same headings) previously provided to our shareholders, has been reproduced and set forth as Annex A to this proxy statement. Part II is set forth as Annex B to this proxy statement. In accordance with English law, the U.K. statutory Implementation Report has been approved by and signed on behalf of the Board and will be delivered to the U.K. Registrar of Companies following the Meeting.

Vote Required

Under English law, the shareholder vote on the U.K. statutory Implementation Report is proposed as a non-binding advisory vote and will not be binding on our Board or any committee thereof to take any action. However, our Board values the opinions of our shareholders as expressed through advisory votes and other communications and will carefully consider the outcome of the advisory vote.

Recommendation of the Board

The Board recommends you vote FOR the ordinary resolution of a non-binding advisory vote to approve the Company’s U.K. statutory Implementation Report for the year ended December 31, 2015 (in accordance with legal requirements applicable to U.K. companies).

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QUESTIONS AND ANSWERS ABOUT THE PROXY, MEETING AND VOTING

What is a proxy statement and what is a proxy?

A proxy statement is a document that the SEC regulations require us to give you when we ask you to sign a proxy designating individuals to vote on your behalf. A proxy is your legal designation of another person to vote the shares you own. That other person is called a proxy. If you designate someone as your proxy in a written document, that document is also called a proxy or a proxy card. Purusant to authority delegated from the Board, the Chairman will designate certain executive officers of the Company as proxies for the Meeting.

Why did I receive these proxy materials?

We are providing the proxy materials in connection with the solicitation by our Board of proxies to be voted at our Meeting and any adjournment or postponement thereof. This proxy statement contains information you should consider when deciding how to vote in connection with the Meeting. We are first sending the proxy materials to shareholders on or about May 20, 2016.

Please be aware that this Meeting does not constitute the Company’s 2016 Annual General Meeting. The Company’s 2016 Annual General Meeting was held on April 28, 2016 at which meeting our shareholders were asked to vote on, and overwhelmingly approved, the following proposals: (1) the election of all members of our Board; (2) the selection of Deloitte & Touche LLP to serve as our U.S. independent registered public accounting firm for 2016; (3) the approval, as a non-binding vote, of our NEO compensation; and (4) the approval of an amendment to our incentive plan to, among other things, replenish the number of shares authorized for issuance under the plan. For the avoidance of doubt, the non-binding advisory vote on our U.K. statutory Implementation Report described in this proxy statement is a separate U.K. requirement and unrelated to the previously approved non-binding vote on NEO compensation.

In connection with the U.K. requirement for the Company to prepare its financial statements in accordance with IFRS, the Company is holding this Meeting on June 30, 2016. These requirements are in addition to SEC requirements to prepare financial statements in accordance with U.S. GAAP. The Company’s Annual Report and Accounts prepared in accordance with the U.K. Companies Act requirements and IFRS will be laid before the Company at this Meeting. The U.K. Companies Act requires that the Company’s U.K. statutory auditor is appointed and the non-binding advisory vote on the Company’s U.K. statutory Implementation Report is held at the same meeting at which the Annual Report and Accounts are laid before the Company. This information was not available at the time of our 2016 Annual General Meeting. Therefore shareholders are being asked to consider and approve the ordinary resolutions set out in this proxy statement at this Meeting rather than at our previously held 2016 Annual General Meeting.

When and where is the Meeting, and who may attend?

The Meeting will be held on June 30, 2016, beginning at 9:00 a.m., London time (4:00 a.m., New York time) at 99 Bishopsgate, London EC2M 3XF, United Kingdom.

Only shareholders who own shares as of May 2, 2016 (the “record date”), or their proxies, may attend the Meeting. Each shareholder may be asked to present valid picture identification, such as a driver’s license or passport. Shareholders holding shares in “street name” through brokerage accounts or by a bank or other nominee may be asked to show a brokerage statement or account statement reflecting share ownership as of the record date in order to obtain admittance to the Meeting. Cameras, recording devices and other electronic devices will not be permitted at the Meeting.

Who is entitled to vote at the Meeting?

You are entitled to vote at the Meeting or any adjournment or postponement thereof if you owned shares as of the close of business on the record date. As of May 2, 2016, the record date, there were approximately [●] outstanding shares entitled to vote at the Meeting. Subject to disenfranchisement in accordance with applicable law and/or our Articles of Association, each share is entitled to one vote on each matter properly brought before the Meeting. No other class of securities is entitled to vote at the Meeting. Pursuant to our Articles of Association, cumulative voting rights are prohibited.

A complete list of shareholders of record entitled to vote will be open to the examination of any shareholder for any purpose relevant to the Meeting for a period of 10 days prior to the Meeting at our offices in Houston, Texas during ordinary business hours. This list will also be available at the location of the Meeting and open to the examination of any shareholder present at the Meeting.

Who is soliciting my proxy to vote my shares?

Our Board is soliciting your proxy for our representatives to vote your shares. Your proxy will be effective for the Meeting and at any adjournment or postponement of that Meeting.

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Why did I receive a notice of Internet availability of proxy materials instead of printed proxy materials?

Pursuant to rules adopted by the SEC, we have elected to provide access to our proxy materials over the Internet. Accordingly, we are sending a notice of Internet availability of proxy materials (the “Notice”) to our shareholders. All shareholders will have the ability to access the proxy materials on the website referenced in the Notice. You may also request to receive a printed set of the proxy materials. The Notice contains instructions on how to access this proxy statement and our annual report, how to vote online or how to request a printed copy by mail. We encourage you to take advantage of the proxy materials on the Internet. By opting to receive the Notice of availability and accessing your proxy materials online, you will save us the cost of producing and mailing documents and reduce the amount of mail you receive and help preserve environmental resources.

Why did I not receive the notice of the Internet availability of proxy materials?

If you elected to receive proxy materials by mail or e-mail for any of your holdings in the past, you were automatically enrolled in the same process for all of your share holdings this year. If you would like to change the method of delivery, please follow the instructions in the Notice or in the question entitled “Can I choose the method in which I receive future proxy materials?” below.

Can I choose the method in which I receive future proxy materials?

There are three methods by which shareholders of record and beneficial owners may receive future proxy materials or notice thereof:

•	Notice and access: We furnish proxy materials over the Internet and mail the Notice to most shareholders.

•	E-mail: If you would like to have earlier access to proxy materials and reduce our costs of printing and delivering the proxy materials, you can instruct us to send all future proxy materials to you via e-mail. If you request future proxy materials via e-mail, you will receive an e-mail next year with instructions containing a link to those materials and a link to the proxy voting website. Your election to receive proxy materials via e-mail will remain in effect until you change it. If you desire to receive all future materials electronically, please visit www.proxyvote.com and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

•	Paper copies by mail: You may request paper copies by mail by using the website www.proxyvote.com, by calling
1-800-579-1639, by e-mail at sendmaterial@proxyvote.com or by writing to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

What constitutes a quorum?

For the purposes of the Meeting, the shareholders present in person or by proxy who represent at least a majority of our shares entitled to vote at the Meeting will constitute a quorum.

What is the difference between holding shares as a shareholder of record and as a beneficial owner?

•	Beneficial Owners. If your shares are held for you in the name of your broker or bank, your shares are held in “street name” and you are considered the “beneficial owner.” Either the Notice or the proxy materials have been forwarded to you by your broker, bank or other holder of record, who is considered the shareholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker, bank or other shareholder of record on how to vote your shares by using the voting instruction card included in the mailing.

•	Shareholders of Record. If your shares are registered in your name on the books and records of Computershare Investor Services PLC, our transfer agent, you are a “shareholder of record.” Accordingly, we sent the Notice directly to you.

How do I attend the meeting?

•	Beneficial Owners. If you are a beneficial owner (i.e. hold your shares in “street name”) and plan to attend the Meeting, you must present proof of your ownership of the Company’s Class A Ordinary Shares as of May 2, 2016, such as a bank or brokerage account statement. If you wish to vote at the Meeting, you must also bring a legal proxy as described under “How do I vote my shares?”

•	Shareholders of Record. If you are a shareholder of record at the close of business on May 2, 2016 and plan to attend the Meeting, please bring the Notice to the Meeting as your proof of ownership of Company’s Class A Ordinary Shares.

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How do I vote my shares?

•	Beneficial holders. If you are a beneficial owner (i.e. hold your shares in “street name”), you should follow the voting directions provided by your broker, bank or other nominee. You may submit instructions by telephone or via the Internet to your broker, bank or other nominee, or request and return a paper proxy card to your broker, bank or other nominee. We will distribute written ballots to anyone who wants to vote in person at the Meeting. If you hold shares in “street name,” you must obtain a legal proxy from your broker, bank or other nominee and present it to the inspector of election with your ballot to be able to vote at the Meeting.

•	Shareholders of Record. If you are shareholder of record, you may appoint a proxy to vote on your behalf using any of the methods listed below. Your proxy does not need to be a shareholder of the Company but must attend the meeting to represent you. Your proxy must vote as you instruct and must attend the meeting for your vote to be counted. You can appoint more than one proxy in relation to the Meeting, provided that each proxy is appointed to exercise the rights attaching to different shares held by you. Any corporation that is a shareholder of record can appoint one or more corporate representatives who may exercise on its behalf all of its powers as a shareholder of record, provided that they do not do so in relation to the same shares. The relevant methods for shareholders of record to appoint proxies are:

–	by telephone using the toll-free telephone number shown on the proxy card;

–	via the Internet as instructed on the proxy card;

–	by completing and signing the proxy card and returning it in the prepaid envelope provided; or

–	by written ballot at the Meeting.

Telephone and Internet proxy appointment facilities for shareholders of record will be available 24 hours a day. If you give instructions as to your proxy appointment by telephone or via the Internet, such instructions must be received by 11:59 p.m. (New York time) on June 28, 2016. If you properly give instructions as to your proxy appointment by telephone, via the Internet or by executing and returning a paper proxy card, and your proxy appointment is not subsequently revoked, your shares will be voted in accordance with your instructions.

What are my voting choices for each of the resolutions and how will my shares be voted if I do not specify how they should be voted? What are the voting requirements for each of the proposals?

With respect to each resolution, you may vote “for” or “against” or you may elect to “abstain.”

If your proxy does not indicate how you want your shares to be voted, your shares will be voted by the persons appointed as proxies in accordance with the recommendations of the Board.

Resolutions in Proposals 1 and 2 are proposed as ordinary binding resolutions, which mean that, assuming a quorum is present, each such resolution will be approved if a simple majority of the votes cast are cast in favor thereof. For instance, in regard to the re-appointment of Deloitte LLP as the Company’s U.K. statutory auditor under the U.K. Companies Act (to hold office until the conclusion of the next Annual General Meeting at which accounts are laid before the Company) at the Meeting, such proposal will be approved if the votes cast “for” such proposal exceed the votes cast “against” such proposal, without regard to abstentions.

Proposal 3 regarding our U.K. statutory Implementation Report for the year ended December 31, 2015 is proposed as a non-binding advisory vote and will not be binding on our Board or any committee thereof to take any action. However, our Board values the opinions of our shareholders as expressed through advisory votes and other communications and will carefully consider the outcome of the advisory vote.

Can I change my vote?

•	If you hold shares in “street name,” you may submit new voting instructions by contacting your broker, bank or other nominee. You may also vote in person at the Meeting if you obtain a legal proxy as described in the question entitled “How do I vote my shares?”

•	If you are a shareholder of record, you can change your vote or revoke your proxy at any time before the Meeting by:

–	entering a later-dated proxy by telephone or via the Internet;

–	delivering a valid, later-dated proxy card;

–	sending written notice to the Office of the Secretary; or

–	voting by ballot in person at the Meeting.

All shares that have been properly voted and not revoked will be voted at the Meeting. Attending the Meeting without taking further action will not automatically revoke your prior telephone or Internet vote or your proxy.

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If you hold shares in “street name” through a broker, will my broker vote my shares for me?

NYSE rules determine whether resolutions presented at shareholder meetings are “discretionary” or “non-discretionary” with respect to broker voting. If a resolution is discretionary, a broker may vote on the resolution without voting instructions from the owner. The resolutions to re-appoint Deloitte LLP as the Company’s U.K. statutory auditors under the U.K. Companies Act (Proposal 1) and to authorize the Audit Committee to determine the U.K. statutory auditors’ remuneration (Proposal 2) are considered discretionary. This means that brokerage firms may vote in their discretion on these resolutions on behalf of clients who have not furnished voting instructions at least 10 days before the date of the Meeting.

In contrast, the proposal to approve by advisory vote the U.K. statutory Implementation Report (Proposal 3) is a “non-discretionary” item. This means brokerage firms that have not received voting instructions from their clients on this proposal may not vote on it. These so-called “broker non-votes” will be included in the calculation of the number of votes considered to be present at the Meeting for purposes of determining a quorum, but will not be considered in determining the number of votes necessary for approval.

What happens if I abstain or withhold my vote on any proposal?

Abstentions are counted as present in determining whether the quorum requirement is satisfied. In determining the number of votes cast in respect of any resolution, shares that abstain from voting or shares not voted will not be treated as votes cast and will not be taken into account in determining the outcome of any of the proposals.

Who will count the votes?

Broadridge Financial Solutions, Inc. will count the votes and submit them to our inspector of election. The inspector of election will be present at the Meeting.

When will Rowan announce the voting results?

We will announce the preliminary voting results at the Meeting. We will report the final results in a Current Report on Form 8-K filed with the SEC. We will also post preliminary results of voting on our website after the Meeting.

May shareholders ask questions at the Meeting?

Yes. The chairman of the Meeting will answer questions from shareholders during a designated question and answer period during the Meeting. In order to provide an opportunity for everyone who wishes to ask a question, shareholders may be limited to two minutes each to present their question. When speaking, shareholders must direct questions to the chairman and confine their questions to matters that relate directly to the business of the Meeting.

Who will pay for the cost of this proxy solicitation?

We solicit the proxies and will bear the entire cost of this solicitation. The initial solicitation of proxies may be supplemented by additional mail communications and by telephone, fax, e-mail, Internet and personal solicitation by our directors, officers or other employees, or our proxy solicitor. No additional compensation for soliciting proxies will be paid to our directors, officers or other employees for their proxy solicitation efforts. We have retained Innisfree M&A Incorporated to assist in the solicitation of proxies at a cost of $13,500 plus reasonable out-of-pocket expenses. We also reimburse brokerage firms and other custodians, nominees and fiduciaries for their expenses in sending these materials to you.

Are there any other matters to be acted upon at the Meeting?

No. Pursuant to our Articles of Association, no matters other than Proposals 1–3 may be brought at this Meeting. We have not been notified of, and our Board is not aware of, any other matters to be presented for action at the Meeting.

Who is the transfer agent?

Our transfer agent is Computershare Trust Company, N.A. All communications concerning shareholder of record accounts, including address changes, name changes, share transfer requirements and similar issues can be handled by contacting Computershare Trust Company, N.A. at 1-888-868-8111 (within the U.S., U.S. Territories and Canada), 1-732-491-4324 (outside the U.S., U.S. Territories and Canada), or in writing at P.O. Box 43078 Providence, RI 02940-3078 or in writing by overnight delivery at 250 Royall Street, Canton, MA 02021.

If you have any further questions about voting or attending the Meeting, please contact our proxy solicitor, Innisfree M&A Incorporated; Shareholders call toll-free at: 1-888-750-5834 (within the U.S. and Canada) or 00 800 4664 7000 (internationally); Banks and Brokers call collect at: 1-212-750-5833 or 44 20 7710 9960; Email: info@innisfreema.com.

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Additional Information

U.K. Annual Report and Statutory Accounts for the year ended December 31, 2015

In connection with the U.K. requirement for the Company to prepare its financial statements in accordance with IFRS, the Company is holding this Meeting on June 30, 2016. These requirements are in addition to SEC requirements to prepare financial statements in accordance with U.S. GAAP. The Company’s Annual Report and Accounts prepared in accordance with the U.K. Companies Act requirements and IFRS will be laid before the Company at this Meeting. The U.K. Companies Act requires that the Company’s U.K. statutory auditor is appointed and the non-binding advisory vote on the Company’s U.K. statutory Implementation Report is held at the same meeting at which the Annual Report and Accounts are laid before the Company. This information was not available at the time of our 2016 Annual General Meeting. Therefore shareholders are being asked to consider and approve the ordinary resolutions set out in this proxy statement at this Meeting rather than at our previously held 2016 Annual General Meeting. The Annual Report and Accounts include the Directors’ Report, the Directors’ Remuneration Report (including the U.K. Statutory Implementation Report), a strategic report and the Auditor’s Report, and copies of the relevant materials will be sent or otherwise made available to shareholders entitled to receive notice of the Meeting. The Board will provide an opportunity for shareholders to raise questions in relation to the Annual Report and Accounts at the Meeting.

General and Other Matters

Article 45.2 of our Articles of Association limits the business transacted at the Meeting to the purposes stated in the notice of the Meeting. As such, Proposals 1–3 are the only matters that will be brought before the Meeting. However, as noted above, during this Meeting our Board will lay before the Company our Annual Report and Accounts and provide an opportunity for shareholders to raise questions in relation thereto.

Dissenters’ Right of Appraisal

No action that will be taken in connection with the matters described in this proxy statement provide for a right of dissent or appraisal with respect to a shareholders shares under English law or our Articles of Association.

Householding

SEC rules now allow us to deliver a single copy of the Notice (or proxy materials in the case of shareholders who receive paper copies of such materials) to any household at which two or more shareholders reside if we believe the shareholders are members of the same family. This rule benefits both you and the Company. We believe it eliminates wasteful duplicate mailings and reduces our printing and mailing costs. This rule applies to any annual report or proxy statement. Each shareholder will continue to receive a separate proxy card or voting instruction card.

Your household may have received a single set of the Notice (or proxy materials in the case of shareholders who receive paper copies of such materials). If you prefer to receive your own copy, or if you have received multiple copies and prefer a single set, please make your request by using the website www.proxyvote.com, by calling 1-800-579-1639, by e-mail at sendmaterial@proxyvote.com or in writing to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

If a broker, bank or other nominee holds your shares, you may continue to receive some duplicate mailings. Certain brokers will eliminate duplicate account mailings by allowing shareholders to consent to such elimination, or through implied consent if a shareholder does not request continuation of duplicate mailings. Since not all brokers and nominees may offer shareholders the opportunity to eliminate duplicate mailings, you may need to contact your broker, bank or nominee directly to discontinue duplicate mailings to your household.

If you received multiple Notices or proxy cards in connection with the Meeting, please sign, date and return all proxy cards or use each proxy card or notice to vote by telephone or via the Internet to ensure that all of your shares are voted.

Authority to Allot Shares

Our Board may issue shares if it is authorized to do so by shareholders. Under the U.K. Companies Act shareholders also have a statutory right of pre-emption in relation to share issuances which right can be waived by shareholders. In connection with our becoming a U.K. company, the Company procured the right to so allot shares and pre-emption rights for shareholders were waived for a five-year period (the maximum period allowed under the U.K. Companies Act). These rights are similar to (but in fact more restrictive than) the rights we had as Delaware company. For instance, since this allotment authority and the waiver of statutory pre-emption rights expire after five years, we will need to seek renewal by way of shareholder approval prior to each expiration period.

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Shareholder Proposals

Shareholder proposals intended for inclusion in our proxy materials for our 2017 Annual General Meeting of Shareholders (the “2017 Annual General Meeting”) must be submitted in accordance with Rule 14a-8 under the Exchange Act, and received by us at our executive offices no later than the close of business on November 18, 2016. Such proposals should be addressed to the Company Secretary, 2800 Post Oak Blvd., Suite 5450, Houston, Texas 77056.

In addition, our Articles of Association establish an advance notice procedure outside of Rule 14a-8 for shareholders who wish to present a proposal or nominations for the election of directors at an Annual General Meeting. Any such proposals or nominations must be submitted in accordance with the requirements of our Articles of Association and received no earlier than the 120th day and no later than the 90th day prior to the anniversary of the 2016 Annual General Meeting. As a result, such proposals or nominations submitted pursuant to the provisions of our Articles of Association for our 2017 Annual General Meeting must be received no earlier than December 29, 2016 and no later than the close of business on January 28, 2017.

In the event that the 2017 Annual General Meeting takes place more than 30 days before or more than 70 days after the anniversary of the 2016 Annual General Meeting, then alternative cut-off dates will apply in accordance with our Articles of Association. Shareholders are advised to review our Articles of Association, which contain further details and additional requirements about advance notice of shareholder proposals and director nominations.

Communication with Directors

Shareholders and other interested parties may communicate with the Chairman, the chairs of the Audit, Compensation, and Nominating & Corporate Governance Committees of the Board, or with any of our other independent directors, by sending a letter to:

Rowan Companies plc
c/o Company Secretary
Re: Board Matters
2800 Post Oak Blvd., Suite 5450
Houston, Texas 77056

Questions

If you have any questions or need more information about the Meeting, please write to us at our offices in Houston, Texas:

Rowan Companies plc
Attention: Company Secretary
2800 Post Oak Boulevard, Suite 5450
Houston, Texas 77056

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ANNEX A (Part I)

Rowan Companies plc (the “Company”) is subject to disclosure regimes in the U.S. and U.K. While some of the disclosure requirements in these jurisdictions overlap or are otherwise similar, some differ and require distinct disclosures. As a result, you will find our Directors’ Remuneration Report required by English law in two parts (Part I and section 3 of Part II of the Directors’ Remuneration Report). Part I also includes information required by regulations promulgated by the Securities and Exchange Commission (the “SEC”), which the Company previously provided to shareholders as part of the proxy statement that was delivered in connection with the 2016 Annual General Meeting of Shareholders under the headings “Non-Executive Director Compensation,” “Compensation Discussion and Analysis” and Executive Compensation.” Such information, in the same form (and under the same headings) previously provided to the Company’s shareholders, has been reproduced and set forth in this Annex A. Part II is set forth as Annex B to this proxy statement. Part I should be read in conjunction with Part II. Pursuant to English law, the Report also forms part of the statutory annual accounts and reports of the Company the year ended December 31, 2015. The Directors’ Remuneration Report was approved by the Board of Directors on April 28, 2016.

NOTE THAT THE BELOW INFORMATION HAS BEEN REPRODUCED VERBATIM AND IN THE SAME ORDER AS IN THE proxy statement that was delivered TO AND APPROVED BY THE COMPANY’S sHAREHOLDERS in connection with THE 2016 Annual General Meeting.

NON-EXECUTIVE DIRECTOR COMPENSATION

Non-executive director compensation elements are designed to:

•	Ensure alignment with long-term shareholder interests;

•	Ensure the Company can attract and retain outstanding director candidates;

•	Recognize the substantial time commitments necessary to oversee the affairs of the Company; and

•	Support the independence of thought and action expected of directors.

Non-executive director compensation levels are reviewed by the Compensation Committee each year, and resulting recommendations are presented to the full Board for approval. The Committee uses independent consultants, Frederic W. Cook & Co., Inc. (“Cook & Co.”) and FIT Remuneration Consultants LLP (“FIT”), a U.K. compensation consultant, to provide information on current developments and practices in director compensation. Cook & Co. and FIT are the same consultants retained by the Compensation Committee to advise on executive compensation, but they perform no other work for the Company.

Non-executive directors receive compensation consisting of cash and an annual equity award, historically in the form of restricted share units (“RSUs”).

Non-executive directors are also reimbursed for reasonable expenses incurred to attend Board meetings or other functions relating to their responsibilities as a director of the Company.

Annual cash retainers for non-executive directors in 2015 are set forth in the table below. There were no increases to annual cash retainers or the grant date value of annual equity awards from 2014 to 2015. Directors do not receive additional meeting fees.

	2015	% increase from 2014
Annual retainer	$80,000	No increase
Additional retainers:
Lead Director	$20,000	No increase
HSE and NCG Committee Chairs	$10,000	No increase
Audit and Compensation Committee Chairs	$15,000	No increase

No adjustments to annual cash retainers or the grant date value of annual equity awards are anticipated in 2016, other than an additional retainer of $150,000 for the new independent, non-executive Chairman once he is appointed upon Mr. Ralls’ retirement.

In addition to cash retainer fees, a significant portion of non-executive director compensation is paid in annual equity awards to align director compensation with the long-term interests of shareholders. In 2015, the RSU annual grant for non-executive directors was approximately $200,000 (based on grant date value). RSUs held by non-executive directors vest in full on the earlier of the date of the annual general meeting subsequent to the grant date or the first anniversary date of the grant and are settled in cash or shares at the discretion of the Compensation Committee upon termination of service from the Board. The Board no longer makes initial sign-on equity grants to new non-executive directors upon joining the Board. Instead, new non-executive directors receive a pro-rated annual equity grant.

Each RSU awarded to a non-executive director also carries the right to receive, in lieu of cash dividends, an additional number of RSUs equal to the amount of cash dividends, if any, paid by the Company. Such additional RSUs are awarded to the non-executive director on the date on which the Company pays a cash dividend. All RSU and dividend awards to date provide that directors are required to hold them until their departure from the Board.

In 2016, at the election of each director, annual equity awards will be in the form of either restricted share awards (“RSAs”) or RSUs. The economic value and vesting schedule of each type of award is the same, but RSAs will be settled in shares upon vesting (as opposed to

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RSUs, which settle in cash or shares upon departure from the Board) and dividends with respect to RSAs will be payable in cash upon vesting (as opposed to RSUs, which receive additional RSUs in lieu of dividends). Shares issued in settlement of RSAs will be subject to the Company’s share ownership requirements.

As a result of being a U.K. company, non-U.K. resident directors are required to file tax returns in the U.K. in addition to their home country. As with our employees who work outside of their home country, the Company offers U.K. tax return preparation services to the non-U.K. resident directors. Fees paid by the Company for these services are approximately $1,500 for each director who chooses to use such services.

Non-executive directors are not entitled to additional payments or benefits as a result of leaving the Board or death. The non-executive directors are not entitled to any payments or benefits resulting from a change in control of the Company.

In 2015, our non-executive directors received the compensation shown in the table below, plus reimbursement of reasonable expenses.

2015 Non-Executive Director Compensation

Name	Fees Earned in Cash ($)(a)	Grant Date Value of Annual Equity Awards ($)(b)(c)(d)	Grant Date Value of Additional RSUs in lieu of Cash Dividends ($)(c)	Total ($)
William E. Albrecht(e)	13,600	99,997	533	114,130
William T. Fox III	95,000	199,994	20,567	315,561
Sir Graham Hearne	110,000	199,994	19,289	329,283
Thomas R. Hix	95,000	199,994	15,204	310,198
Lord Moynihan(f)	30,000	—	4,394	34,394
Suzanne P. Nimocks	86,000	199,994	12,047	298,041
P. Dexter Peacock	80,000	199,994	19,289	299,283
John J. Quicke	80,000	199,994	15,204	295,198
Tore I. Sandvold	80,000	199,994	7,920	287,914
(a)	Reflects retainers earned with respect to Board service in 2015.

(b)	On the date of our 2015 annual general meeting of shareholders, each non-executive director received an annual grant of RSUs under the Company’s incentive plan equal in grant date value to approximately $200,000. The value reported reflects the aggregate grant date fair value related to the awards based upon the number of RSUs granted and the grant date fair market value of $21.31 per share calculated in accordance with ASC 718. We account for RSUs granted to non-employee directors as a liability award under ASC 718. A discussion of the assumptions used in calculating the grant date fair value is set forth in Note 8 of the Notes to Consolidated Financial Statements included in our Form 10-K.

(c)	Pursuant to the terms of the award notices, non-executive directors received additional RSUs in lieu of cash dividends in March 2015, May 2015, August 2015 and November 2015. The market value per RSU was $20.44, $22.90, $15.59, and $19.03, respectively, on the applicable dividend payment date. As of December 31, 2015, the aggregate number of RSUs, including RSUs issued in lieu of cash dividends, held by each non-executive director was as follows:

Name	Number of RSUs Held
William E. Albrecht	5,374
William T. Fox III	54,586
Sir Graham Hearne	51,317
Thomas R. Hix	40,993
Lord Moynihan	—
Suzanne P. Nimocks	33,013
P. Dexter Peacock	51,317
John J. Quicke	40,993
Tore I. Sandvold	22,549
(d)	We have not issued share options to non-executive directors since 2004 and there are no outstanding options held by non-executive directors as of December 31, 2015.

(e)	Mr. Albrecht was appointed to the Board effective October 28, 2015 and received a prorated annual grant of RSUs.

(f)	Lord Moynihan retired from the Board effective May 1, 2015 and did not receive an annual RSU grant in 2015. Vested RSUs previously earned for service were settled as of his retirement date. At the discretion of the Compensation Committee, Lord Moynihan’s RSUs were settled in 18,617 shares and the remainder in cash, for an aggregate dollar value of approximately $944,800 based on the fair market value per share of $21.31 on the settlement date.

Executive Director Compensation. In 2014 and 2015, the Board approved a compensation package for each of Mr. Ralls and Dr. Burke in connection with their serving as Executive Chairman and CEO, respectively. Dr. Burke and Mr. Ralls are both employees of the Company and do not receive any additional compensation for serving as a director.

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COMPENSATION DISCUSSION AND ANALYSIS

Named Executive Officers for 2015

Officer	Title
Thomas P. Burke	President and CEO
W. Matt Ralls	Executive Chairman
Stephen M. Butz	Executive Vice President, CFO and Treasurer
Mark A. Keller	Executive Vice President, Business Development
Melanie M. Trent	Executive Vice President, General Counsel, Chief Administrative Officer and Company Secretary
T. Fred Brooks	Senior Vice President, Operations

Executive Compensation Summary

NEOs:

•	Receive compensation that is tied to share price performance, thereby aligning a significant portion of executive compensation payouts with the interests of shareholders;

•	Are evaluated using a variety of quantitative metrics, including total shareholder return relative to a peer group;

•	Are subject to compensation clawback provisions;

•	Generally participate in the same benefits that are available to other employees;

•	Have limited perquisites;

•	Do not receive excise tax gross-up protections (currently only one NEO has an original tax gross-up which the Company will terminate in April 2016 in accordance with the terms of that agreement);

•	Receive dividends on restricted share units only to the extent the awards are earned and in proportion to the shares actually earned;

•	Are restricted from hedging or pledging shares; and

•	Are subject to share ownership guidelines.

Strong Performance in 2015 Despite Challenging Market Conditions

2015 was a transformational year for Rowan, culminating with the successful execution of our long-term strategic plan and entry into the ultra-deepwater drilling market. During 2014 and into 2015, we completed all four of our newbuild state-of-the-art drillships, all of which were under long-term contracts prior to completion. In addition, all four drillships successfully commenced operations, with our third and fourth drillship commencing operations in 2015 ahead of schedule. The Company also had a solid financial and operating performance during 2015 despite challenging market conditions for offshore drilling services, and ranked first in terms of relative total shareholder return (TSR) compared to its peer group for both the one-year and three-year periods ending December 31, 2015. As a result of management’s timely strategic decisions, numerous cost cutting measures and conservative financial position, we believe Rowan is well-positioned to navigate the challenging market ahead.

During 2015, we successfully managed our business and achieved the following:

•	completed our newbuild ultra-deepwater drillship program with the successful construction, contracting and commencement of operations of all four drillships; our third and fourth drillships were successfully completed under budget, and our third and fourth drillships went on contract during 2015, commencing operations ahead of schedule;
•	reported our best safety record in recent history with a 30% improvement in total recordable incident rate (TRIR) over the previous year;
•	achieved strong out-of-service and operational downtime performance on both our jack-up rigs and ultra-deepwater drillships;
•	completed the sale of three idle jack-up rigs despite reduced demand for older assets;
•	advanced our drilling performance initiative;
•	maintained our investment grade ratings during 2015 and were the only company in our peer group that was not downgraded since December 2014;
•	successfully upsized our revolving credit facility from $1.0 billion to $1.5 billion and extended the maturity date despite a significant tightening of credit for oilfield service companies;
•	strengthened our liquidity with nearly $2 billion, approximately $800 million above expectations, with approximately $485 million in cash, nearly $290 million above our original forecast;
•	retired approximately $98 million of public notes which would have become due over the next four years, eliminating over $21 million of interest over the same time period;

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•	maintained a relatively low debt position compared to our peers;
•	streamlined our operations and implemented numerous cost control measures, including reducing:

–	operating costs by approximately 14%;

–	selling, general and administrative costs by approximately 8%;

–	non-newbuild related capital expenditures by approximately 49%; and

•	improved our asset and inventory tracking processes.

As a result of the effective commencement of ultra-deepwater operations and significant cost reductions, Rowan generated adjusted EBITDA* of approximately $1.03 billion in 2015, the highest adjusted EBITDA in the Company’s history, and also outpaced its peer group in terms of one-year revenue and EBITDA growth.

*	For a reconciliation of adjusted EBITDA to a U.S. GAAP financial measure please see the Company’s year-end earnings release filed on Form 8-K.

Rowan Achieved Top of Compensation Reference Group in One-Year Revenue and EBITDA Growth

Company	Revenue Growth*
Rowan Companies	+17.1%
Atwood Oceanics	+11.4%
Noble Corp	+3.6%
Vantage Drilling	-2.1%
Ensco	-11.0%
Diamond Offshore	-13.8%
Transocean	-24.2%
Hercules Offshore	-52.5%
Rowan’s Rank	1 of 8

Company	EBITDA Growth*
Rowan Companies	+45.6%
Noble Corp	+26.5%
Atwood Oceanics	+22.2%
Diamond Offshore	-5.8%
Vantage Drilling	-6.5%
Ensco	-11.7%
Transocean	-20.9%
Hercules Offshore	-97.7%
Rowan’s Rank	1 of 8

*	Information provided by Cook & Co. from Standard & Poor’s Capital IQ as of March 9, 2016. Represents financial results for the year ended December 31, 2015 except for Hercules Offshore and Vantage Drilling whose financial information is for the twelve-month period ending September 30, 2015. Such companies have not yet filed Forms 10-K disclosing year-end results.

Rowan at Top of Performance Peer Group in Relative Total Shareholder Return

Due to Rowan’s strong execution, significant backlog and solid balance sheet, we outperformed our PU peer group, ranking first in relative total shareholder return (TSR) for both the one-year and three-year periods ending December 31, 2015, despite the dramatic decline in oil and gas prices during the year and a weak offshore drilling market.

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Performance-Related Compensation Highlights

Key performance-related compensation outcomes for 2015 included the following:

•	Rowan ranked first among its peers on a one-year and three-year relative TSR basis for the periods ended December 31, 2015. The relative TSR performance resulted in an aggregate payout of 168% of target for the total performance period related to performance units granted in 2013, and
•	The annual cash incentive plan paid out above target at 152.5% based on outstanding achievement of 2015 objectives.

2016 NEO Compensation and Changes to Compensation

Given current industry conditions, management of the Company recommended, and the Compensation Committee and the Board agreed, that no increases to base salary, annual incentive target multiples or long-term incentive target multiples would be made in 2016 for any of the NEOs. As a result, NEO base salaries, short-term and long-term target percentage have not increased since 2014 other than with respect to promotions.

In addition, at management’s recommendation, the Compensation Committee and Board determined that given current challenging market conditions, the maximum payout with respect to the 2016 AIP metrics component will be capped at 150% of target for NEOs and certain other executive officers.

Compensation Philosophy and Goals

We operate in a highly cyclical and competitive global offshore drilling market with relatively few publicly traded peers. The offshore drilling environment is strongly influenced by the factors shown below that significantly affect strategic long-term decision making and company performance over time. Retaining and motivating executives who understand and can evaluate this complex business and operating environment is key to our success. These factors include:

•	complex technical expertise;
•	overarching effect of global oil and gas markets;
•	large concentrated capital investments with long payback horizons;
•	demand for employees with highly specialized skills sets;
•	cyclical nature of oil and gas demand and pricing;
•	stringent and evolving customer demands; and
•	impact of laws, regulations, customs, safety and environmental considerations around the world.

These factors also influence how we design and administer our executive pay programs to ensure they are competitive and drive superior company performance. We believe the design of our executive compensation programs in order to retain and motivate executive talent and encourage good long-term business decisions is key to the Company’s success, particularly during a market downturn. Most notably, these influences are seen in the following:

•	our annual incentive plan design which includes financial, operational and strategic measures;
•	our mix of long-term incentive compensation vehicles, including restricted shares, RSUs and PUs linked to performance-based and/or time-based vesting conditions;
•	our process for comparing executive compensation against a small group of primary offshore drilling peer companies of varying sizes. This is necessary because:
–	our business requires executives with highly specialized industry experience;
–	there are a limited number of truly comparable companies from which to recruit this specialized executive talent; and

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–	compensation levels and practices in the offshore drilling industry are not driven by company size but rather by highly specialized offshore drilling industry expertise.

We believe our executive compensation programs are closely aligned with our shareholders as follows:

What We Do
Maintain minimum share ownership guidelines
Maintain clawback provisions that allow us to recoup compensation made under our incentive plans
Use independent compensation consultants
Award incentive compensation that is intended to qualify for deductibility under Section 162(m) of the U.S. Internal Revenue Code
Use relative Total Shareholder Return (TSR) metric for our Performance Units
Perform an annual risk assessment of our executive compensation programs
Prohibit hedging and pledging by insiders
Provide at least 50% of our long-term incentive mix in the form of performance-based awards

What We Don’t Do
Provide excise tax gross-ups to executives; we have committed to phase out all excise tax gross-ups by April 2016 (currently only one NEO has an excise tax gross-up)
Allow “single-trigger” cash payments upon a change-in-control
Allow repricing of underwater stock options without shareholder approval
Provide employment agreements to NEOs
Provide significant perquisites to NEOs

Executive Compensation Program Objectives

Our compensation philosophy is to offer pay programs that motivate executive management to make decisions leading to the long-term creation of shareholder value. In order to do this, the programs must reflect the complexities and nuances of the offshore drilling industry against which we compete for executive talent. We take a long range view of the market, and reward tactical, strategic, and financial performance. We also attempt to balance the incentive leverage of our programs so they motivate management to take appropriate risks, while responding to year-over-year changes in company performance. Our philosophy also deemphasizes indirect elements of compensation such as perquisites.

To reward both short- and long-term performance and to further our compensation objectives, the Committee has structured our executive compensation program by focusing on the following key objectives:

Objectives	How We Meet Our Objectives
Attract and retain knowledgeable, experienced and high performing talent	Provide a competitive total pay package taking into account base salary, incentives and benefits in order to attract, retain and motivate our employees.
Regularly evaluate our pay programs against the competitive market of our offshore drilling reference group, comparing both fixed and variable, at-risk compensation that is tied to short and long-term performance. We use the results of this analysis as context in making pay adjustments.
Compete effectively for the highest quality people who will determine our long-term success.
Pay for performance and reward the creation of long-term shareholder value	Provide a significant portion of each NEO’s potential total direct compensation in the form of variable compensation.
Align our executive compensation with short-term and long-term performance of the Company.
Administer plans to include three-year performance cycles on long-term incentive plan awards, three-year vesting schedules on equity incentives, and competitive total benefit programs.
Tie payment on our performance units to our relative TSR performance compared to our offshore drilling peer group.
Reward employees for implementing strategic objectives that further long-term shareholder value.
Drive and reward performance that supports our core values

Annual incentive program includes specific targets related to health, safety and the environment.

Uphold the highest level of integrity by maintaining a clawback policy for awards made under our incentive plans.

Create a culture of continuous improvement by using incentives to increase earnings and improve cost effectiveness.
Emphasize financial and operational performance measures that contribute to value creation over the longer term.
Allow limited discretion in application of incentive awards to ensure solid individual performance is rewarded and to reduce awards if objectives are not met.
Address the complexities in managing a highly complex and cyclical global business that is subject to world demand for oil and gas	Annual incentive program includes five distinct metrics that drive company performance and reward managers for achievements.
Long term incentive plan utilizes a combination of share price performance and full-value awards, balancing retention and appreciation through the business cycles.
The cash-based performance unit component of the long-term incentive plan measures relative TSR to ensure close alignment with our shareholders.

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Objectives	How We Meet Our Objectives
Provide a significant percentage of total compensation that is variable and at risk	Annual and long-term incentive compensation constitutes, on average, more than 80% of total direct compensation for NEOs.
Motivate management to take prudent but not excessive risks	Pay programs emphasize long-term incentive compensation with time-based vesting schedules and three year cliff vesting on performance units.
Share ownership guidelines motivate alignment between long-term shareholder value and management decisions.
Utilize multiple performance measures for short-term and long-term incentives, as well as peer comparisons.
Align executive and shareholder interests	Share ownership guidelines for executive officers and directors.
Tie significant value of our annual equity grants to share price performance.

Pay-for-Performance

Overall, the Compensation Committee believes that our programs benefit shareholders through stringent pay-for-performance requirements, while also competing effectively in the offshore drilling industry for executive talent. The bar chart below compares the CEO position’s three-year target total direct compensation to the CEO position’s three-year realized total direct compensation and the median target and realized total direct compensation of the compensation reference group.

For purposes of this chart, target total direct compensation is comprised of the following compensation elements for the past three years:

•	base salary paid;

•	target bonus; and

•	grant date value of restricted shares, RSUs and SARs, and target value of performance units.

Realized total direct compensation is comprised of the following compensation elements for the past three years:

•	base salary paid;

•	actual bonus paid;

•	the value of restricted shares and RSUs granted over the past three years using the December 31, 2015 closing share price;

•	the intrinsic value of SARs using the December 31, 2015 closing share price; and

•	actual performance unit cash payouts for the performance period ending December 31, 2015. For this analysis, no value for the performance units granted in 2014 and 2015 is included because no payout will occur until vesting in 2017 and 2018, respectively.

The table takes into account one year of compensation for Mr. Ralls, and two years of compensation for Dr. Burke, as the analysis reflects the person in the CEO role for each of the three years covered.

Over the past three years, the CEO role realized approximately $4.4 million less total direct compensation than was originally targeted (despite stronger TSR than all of the Company’s peer group over the prior three-year period) due in part to restricted shares, RSUs and SARs having a lower current valuation compared to the original grant date value as a result of the Company’s share price decreasing over the three-year period.

The chart below on the right illustrates the alignment of pay and performance relative to the companies in our compensation reference group by comparing realized pay to TSR as measured by the compound annual appreciation in share price plus the dividends returned to shareholders. The graph shows the percentile ranking for TSR and CEO realized compensation from January 1, 2013 through December 31, 2015 for each of the seven peers and Rowan. (2015 peer compensation data is not yet available)

Over the three-year period from 2013 to 2015, Rowan has had the highest TSR and ranks second highest in realized pay. Its positioning above the blue line indicates that the Company’s relative TSR outperformed its relative realized pay.

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Company’s Compensation Reference Group

We operate in a highly competitive and technically complex global offshore drilling market with relatively few publicly traded peers, including several which are significantly larger than we are. We compete with this small group of companies on a daily basis in everything we do, including competing for investors, employees and customers.

Recruiting, hiring, retaining and motivating executives and employees with specialized industry experience necessary to manage and operate our global offshore drilling business is key to our success, particularly during the past several years as the Company has entered the ultra-deepwater drilling sector. As a result, we compete for talent within a small reference group of companies, many of which are larger than us. Compensation levels and practices in the offshore drilling industry are significantly influenced by highly specialized offshore drilling industry experience rather than by company size. The Committee strongly believes that we must compare our executive pay with pay of the most similar offshore drilling reference companies, regardless of size. The Committee uses the reference company data to design and administer our executive pay programs to ensure that our programs remain competitive so that we are able to hire and retain the necessary talent to drive the Company’s success.

Process for Developing the Compensation Reference Group and Performance Peer Group

The Company utilizes two different groups for compensation decisions:

•	A compensation reference group, which is used to compare executive compensation and to generate information related to broader pay practices; and

•	A performance peer group, which is used to measure relative TSR performance for the Company’s Performance Units.

Each year, the Committee, with its independent compensation consultant, Frederic W. Cook & Co., Inc. (“Cook & Co.”), reviews the appropriateness of the Company’s compensation reference group and performance peer group using the following process:

Reviews the current compensation reference group and performance peer group to determine if the number of companies is appropriate and provides statistical validity	Revisits qualifications of all current peers, including size, operations and proxy advisory considerations	Evaluates companies in the offshore drilling industry that are not currently in the compensation reference group and performance peer group	Proposes changes, if any, to the current compensation reference group and performance peer group

It is both the Committee’s and Cook & Co.’s objective view that the Company’s selected compensation reference group and performance peer group listed below is the most appropriate group of companies against which both pay and performance should be compared based on the factors listed below.

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2015 Compensation Reference Group and Performance Peer Group

In 2015, the Committee used the following compensation reference group for its executive compensation and pay practice analysis and performance peer group for the relative TSR calculation for the PUs:

Company	2015 Compensation Reference Group	2015 Performance Peer Group for PUs
Atwood Oceanics, Inc.
Diamond Offshore Drilling, Inc.
Ensco plc
Hercules Offshore, Inc.(a)		N/A
Noble Corp plc
Seadrill Limited(b)	N/A
Transocean Ltd.
Vantage Drilling Company(a)		N/A

(a)	Hercules Offshore and Vantage Drilling Company are not included in our performance peer group because the share price of these companies is generally driven by different factors and is more volatile than ours. Hercules generally has lower specification and older assets which are not directly competitive with our higher specification drilling units. Vantage is a small cap company with high debt levels and limited backlog. Hercules and Vantage recently exited bankruptcy proceedings, thus leading to even more volatility in their stock relative to our other selected peers.

(b)	Seadrill is in our performance peer group but was not used in our compensation reference group because compensation data was not publicly available.

Why We Chose Our Compensation Reference Group

Although some of these offshore drilling companies are larger than us in terms of revenue or market capitalization, we compete directly with these companies for investors, employees and customers due to the highly complex nature and demands of our offshore drilling operations. Based on an independent and objective analysis, the Committee and our independent compensation consultant believe that this offshore drilling group is the most appropriate reference group comparison in setting executive compensation levels given:

•	Our world-class, global operations, including our high-spec, harsh environment and ultra-deepwater operations, which compete directly with our larger peers;

•	The technical complexity of our business and need to retain and motivate highly skilled and experienced employees;

•	The specialized nature of our fleet;

•	The global nature of our operations and the necessity of a deep understanding of each market in which we operate;

•	The large-scale capital decisions involved in our offshore drilling operations;

•	The long-lead times associated with market cycles and asset deployment decisions in our business and industry; and

•	Our diverse international customer base, including integrated and national oil companies, with stringent operational demands and requirements.

In the offshore drilling industry, the quality, experience and competency of employees is a key strategic factor in the performance among peer companies. We must therefore offer competitive compensation compared to our peers, including our larger peers, in order to successfully attract, hire, retain and motivate top offshore drilling talent in this highly complex marketplace. Based on our offshore drilling peer group, we believe our NEOs’ total compensation is in line with market practices as shown in the charts below.

How We Use Our Compensation Reference Group

We use the reference group:

•	As an input, along with compensation survey data, in developing base salary ranges, annual incentive targets and long-term incentive award ranges;

•	To evaluate share utilization by reviewing overhang levels and annual run rate;

•	To evaluate the form and mix of equity awarded to NEOs;

•	To evaluate share ownership guidelines and other compensation practices;

•	To assess the competitiveness of total direct compensation awarded to NEOs;

•	To validate whether executive compensation programs are aligned with Company performance; and

•	As an input in designing compensation and benefit plans.

The Committee takes into account the varying sizes of companies in the offshore drilling reference group when making pay decisions. Targets for annual and long-term incentive compensation are based on market comparisons with a view to having a significant percentage of variable compensation dependent on individual and company performance.

The Committee reviews comparative information among our reference group for each component of compensation compiled by Cook & Co. The Committee has deliberately not set a percentile target for compensation but rather subjectively considers the competitive conditions

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and the circumstances of each NEO’s situation, including experience, scope of responsibility, tenure in current position and individual performance. FIT Remuneration Consultants LLP, the Committee’s U.K. compensation consultant, also advises the Company on U.K. compensation issues and practices.

Target Total Direct Compensation Compared to Reference Group

The following charts show that target total direct compensation for our CEO is near the median and for our other current NEOs, excluding the Executive Chairman, is above the median of the Company’s reference group in 2015.

For the charts above, target total direct compensation for the peer companies was calculated using the most recent publicly available data compiled by Cook & Co.

Elements of Executive Compensation

We have three primary elements of total direct compensation for NEOs:

•	base salary;

•	annual short-term incentive; and

•	annual long-term equity-based awards under our long-term incentive plan.

Approximately 85% of our CEO’s and 78% of our NEOs’ total direct compensation is performance-based and not guaranteed. We also provide various retirement and benefit programs and limited business-related perquisites.

What We Pay and Why We Pay

What We Pay	Why We Pay
Base Salary	•	To attract and retain talent
	•	Fixed base of cash compensation
	•	Approximately 15% and 21% of Total Direct Compensation for the CEO and NEOs (excluding the Executive Chairman), respectively, in 2015
Annual Incentive	•	To drive achievement of key business results on an annual basis
	•	To recognize individuals based on their contributions
	•	Approximately 15% and 14% of Total Direct Compensation for the CEO and NEOs (excluding the Executive Chairman), respectively, in 2015
	•	Performance-based and not guaranteed
Long-Term Equity Compensation	•	To directly tie interests of executives to the interests of our shareholders
	•	To retain and motivate key talent
	•	Approximately 69% and 64% of Total Direct Compensation for the CEO and NEOs (excluding the Executive Chairman), respectively, in 2015
	•	PUs are performance-based and not guaranteed
Benefits	•	To provide a safety net to protect against the financial catastrophes that can result from illness, disability or death
	•	NEOs generally participate in the same benefit plans as the broader US employee population
	•	Includes medical, dental, life and disability plans
Perquisites	•	Limited perquisites
Retirement Programs	•	To provide for basic retirement needs and as an additional means to attract and retain employees
	•	Includes pension plans, retirement savings plans and a benefit restoration plan

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The balance among the three elements of total direct compensation is established annually by the Committee and is designed to recognize past performance, retain key employees and encourage future performance. When conducting its annual deliberations, the Committee reviews each component against both historical and recent comparative statistics as well as anticipated trends in compensation with comparisons to the reference group. The Committee also considers pay and employment conditions of other employees within the Company in determining executive compensation. The Committee believes that the design of our compensation program is appropriate and competitive.

Pay Mix

Variable compensation, which includes annual cash bonus and long-term incentives, represents approximately 85% of total compensation for our CEO, and approximately 78% for our current NEOs (excluding the Executive Chairman).

In deriving this figure, we consider our NEOs’ total compensation pay to include 2015 salary rate, target bonus, long-term equity and other (including perquisites). We do not include in this calculation the increase in actuarial value of a historic pension plan shown in the summary compensation table because that figure is based on pension plan accounting and is not indicative of any change in compensation that the NEOs have or may ultimately realize.

Base Salary

Base salaries for our NEOs are determined annually by the Committee. For each NEO, the Committee reviews pay information for such position among our reference group to ensure that NEO salaries remain competitive. The Committee does not target a specific percentile of the market data, but instead takes into consideration the competitive conditions and the circumstances of the individual, such as scope, responsibilities and complexity of the position, tenure, level of expertise and subjective judgment of individual performance. There is no specific weighting given to each factor.

For the CEO, the Committee reviews and discusses the Board’s evaluation of the CEO’s annual performance and makes preliminary determinations about base salary, annual incentive and long-term equity compensation. For NEOs other than the CEO, the Committee reviews the performance of such NEOs and receives an annual recommendation from the CEO as to suggested compensation adjustments, if any. While the Committee examines comparative data related to our reference group provided by Cook & Co., compensation paid at other companies is not a primary factor in the decision-making process. The Committee may recommend adjustments to base salary for annual merit increases, due to promotions or changes in role or to reflect market factors. No increase in base salary is automatic or guaranteed. The Committee then discusses the compensation recommendations for all NEOs, including the CEO, with the full Board and the Board approves final compensation decisions after this discussion.

In February 2015, based on management’s recommendation, the Compensation Committee determined that no increases to base salaries or targets for short and long term compensation for NEOs would be made in 2015 except in connection with promotions.

Executive	% Increase/Decrease from Year End 2014	2015 Base Salary
Burke	No increase	$800,000
Ralls	No increase	$700,000
Butz	No increase	$420,000
Keller	No increase	$475,904
Trent	No increase	$400,000
Brooks	No increase	$344,432

Given current industry conditions, management of the Company recommended, and the Compensation Committee and the Board agreed, that no increases to base salary would be made in 2016 for NEOs.

Annual Incentive Compensation

We provide incentive compensation to our executive officers in the form of an annual cash incentive bonus for the purpose of rewarding and recognizing their contributions toward approved Company goals and metrics and encouraging further individual contributions to shareholder value. In 2015, approximately 570 employees, including our NEOs, participated in the Annual Incentive Plan (“AIP”). Each

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participant in the 2015 AIP had an incentive target denominated as a percentage of base salary. For 2015, the NEOs were eligible to receive incentive target payments at the target percentages in the table below (which were unchanged from the prior year).

Given current industry conditions, management recommended, and the Compensation Committee and the Board agreed, that no increases to annual incentive target multiples would be made in 2016 for NEOs.

Executive	% Increase/Decrease from Year End 2014	2015 Target Multiple (as a % of base salary)(a)
Burke	No increase	100%
Ralls	No increase	100%
Butz	No increase	70%
Keller	No increase	70%
Trent	No increase	70%
Brooks	No increase	60%

(a)	Except for changes to AIP percentages in connection with promotions or new hires occurring during the year, AIP percentage targets are generally effective April 1st of each year. Actual AIP amounts are pro-rated based on the target percentage in effect January 1 through March 31 of each year and the increased target percentage, if any, in effect from April 1 through December 31 of each year.

The target percentage levels for each executive were originally set based on a review of target bonus levels of our compensation reference group and the executive’s relative position, responsibilities and title within the Company.

The 2015 AIP required the Company to achieve an initial performance hurdle of either $100 million or more of 2015 EBITDA or net income of $1 million or more. The initial threshold performance goals were established to preserve the deductibility of AIP awards that are intended to qualify as performance-based compensation under Section 162(m) of the Code for federal income tax purposes, and do not necessarily represent the actual financial results we expect to achieve. If this threshold performance hurdle was met, then a bonus pool under the 2015 AIP for all 2015 bonus awards would be funded at the maximum bonus opportunity, but would be subject to downward adjustment based the Company’s performance against the financial, operational and strategic metrics show below and other factors considered by the Committee. The tax-based performance criteria are set by the Committee and may change from year to year, although the criteria are set forth in our shareholder approved incentive plan. Determination of whether the performance criteria are met is made by the Committee after the end of each performance period. While this design is intended to preserve deductibility under tax regulations, the Committee reserves the right to grant non-deductible compensation and there is no guarantee that compensation payable pursuant to the Company’s compensation programs will ultimately be deductible.

2015 AIP: Financial, Operational and Strategic Performance

For the Company’s 2015 AIP, the Company met the initial funding hurdle described above and the bonus pool was fully funded, with the actual AIP payout determined by the Committee based on the Company’s performance against the financial, operational and strategic objectives included in the 2015 AIP as described below. The 2015 AIP comprises a metrics component representing 75% of the target bonus value and a discretionary component representing 25%. The payout under the 75% metrics component may range from 0% to 200% depending on performance against the metrics, or 0% to 150% on a weighted basis. The discretionary 25% of the target bonus value may range from 0% to 50% on a weighted basis.

For 2015, achievement of the metrics was as follows:

Performance Measure	2015 Performance Goals				Resulting % of Target Achieved		Weighting	=	Weighted % of Target Earned
	Threshold* (50% of target)	Target (100% of target)	Maximum (200% of target)	Actual Performance		X
Adjusted EBITDA(a)	$748.4	$842.0	$935.5	$1,028.2	200%		50%		100%
HSE(b)	≥1.2 TRIR	1.0 TRIR	≤0.8 TRIR	0.74 TRIR	200%		20%		40%
Contracted Non-Productive Time (NPT)(c)	≥4.22%	3.37%	≤2.53%	3.38%	99%		10%		9.9%
Strategic Objectives	(d)	(d)	(d)	exceeded target	100%		20%		20%
TOTAL									169.9%

*	There is no AIP payout below this threshold. AIP payout is interpolated between 50% and 100% as well as between 100% and 200%.

(a)	Adjusted EBITDA has additional bands of 90% of target ($813.9) and 110% of target ($870.0). Adjusted EBITDA is a non-GAAP financial measure. A reconciliation determined in accordance with U.S. GAAP is incorporated by reference to the Company’s year-end earnings release filed on Form 8-K.

(b)	Safety performance is derived from our internal incident reporting by comparing the trailing total recordable incident rate (“TRIR”) with Company goals.

(c)	Contracted Non-Productive Time (“NPT”) refers to any period when one of our rigs is on location and under contract but not operational due to equipment failure or other unplanned stoppage.

(d)	Strategic objectives include drilling performance, cost control, days payable outstanding (DPO), days sales outstanding (DSO), capital expenditures (Capex), inventory management, and credit ratings components.

The threshold, target and maximum thresholds for each performance metric are rigorously evaluated by the Committee in light of the previous year’s target levels and actual performance levels and current market and operating conditions.

For 2015, in light of weakening market conditions and given that the Company’s newbuild deepwater program was almost completed, the Committee replaced newbuild and upgrade projects metrics with a strategic objectives metric focused primarily on cash and liquidity objectives. In determining the payout for the strategic objectives metric, the Committee evaluated the Company’s achievement levels for key strategic objectives, including drilling performance, cost control measures, including vendor concessions and shore base rightsizing, working capital management, capital expenditures, inventory management and credit ratings. Although the Committee determined that the Company had exceeded expectations on the strategic objectives in the aggregate, the Committee used negative discretion to hold the payout on this metric to 100% of target given the Company’s negative absolute shareholder return in 2015.

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For the 25% discretionary component, the Committee considered management’s overall performance in light of significant market and operational challenges during 2015, as well as the strategic accomplishments listed below:

•	the completion of the Company’s newbuild ultra-deepwater drillship program and successful construction, contracting and commencement of operations of the Company’s remaining drillships;

•	the successful delivery of the fourth drillship during 2015 below budget;

•	the commencement of operations ahead of schedule for the third and fourth drillships;

•	the successful upsizing of the Company’s revolving credit facility from $1.0 billion to $1.5 billion and extension of the maturity date despite a significant weakening of credit markets for oilfield service companies;

•	the retirement of approximately $98 million of public notes which would have become due over the next four years and reduction in interest expense; and

•	the sale of three idle jack-up rigs despite reduced demand for older assets.

The Committee determined that management had achieved outstanding performance in 2015 despite historically low oil and gas prices and a challenging market for offshore drilling services. However, given the Company’s negative absolute shareholder return, the Committee used negative discretion to hold payout on the discretionary component to target resulting in a total bonus pool under the 2015 AIP of 152.5%.

The CEO made initial recommendations to the Committee regarding payouts to his direct reports, including the NEOs, based on individual performance. The Committee approved and the Board ratified the NEO 2015 AIP payouts as follows:

Individual AIP Calculation

Executive Officer	2015 Target AIP Opportunity	2015 Actual AIP Payout
Burke	$800,000	$1,220,000
Ralls	$700,000	$1,067,500
Butz	$294,000	$470,768	(a)
Keller	$333,133	$508,028
Trent	$280,000	$448,350	(a)
Brooks	$206,659	$330,913	(a)

(a)	Based on outstanding individual performance, certain executive officers received payouts above target, at 160.1%.

Long-Term Incentive Compensation

Our long-term incentive program allows our NEOs to earn compensation over a number of years as a result of share price performance and/or sustained financial performance over multiple years. Consistent with our at-risk pay philosophy, long-term incentives comprise a significant portion of our NEOs’ compensation package.

For 2015, the long-term compensation program for NEOs was composed of RSUs and PUs described below. A primary objective of the long-term incentive plan is to align the interests of NEOs with those of our shareholders and further our strategic goals.

Incentive Award	Company Goals	Future Value Dependent On
RSUs	Retain executives; drive share performance	Share price appreciation
PUs	Motivate executives to outperform peers	TSR relative to peers

Restricted Shares and RSUs

Restricted shares and RSUs provide our NEOs the opportunity for capital accumulation and a more predictable long-term incentive value than is provided by SARs or PUs. These are performance based awards since as share price increases, the NEOs reward increases as does the shareholders’ reward. Additionally, restricted shares and RSUs are intended to aid in the retention of NEOs through the use of long-term vesting (generally one-third increments annually after the original grant date).

SARs

In 2014, we eliminated SARs from our annual grant and increased the weighting of PUs from 30% to 50% of the total LTI mix (further tying the compensation of our executives to the performance of the Company versus our offshore drilling industry peers). However, NEOs continue to hold unexercised SARs from prior annual awards. As of March 6, 2016, all outstanding SARs will be vested.

Performance Units

PUs represent a significant portion of our long-term incentive compensation program. Our PUs have a target value of $100 per unit, cliff vest on the third anniversary of the grant date and payout is achieved based on the Company’s relative TSR over multiple performance periods.

The PUs are designed to align our executives’ interests with those of our shareholders by focusing a large portion of the executives’ long term incentive award on relative TSR over the long term. In addition, the use of relative TSR as a performance measure helps to mitigate the volatility in goal setting for incentive plans in the energy industry.

Performance Unit Metric: Relative TSR. The payout with respect to the PUs is determined by comparing relative TSR performance among our offshore drilling peers and interpolating our results with the companies just above and just below us as follows. If the Company is at the bottom of the peer group for any performance period, there will be no cash value attributable to that period.

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Performance Rank	7th	6th	5th	4th	3rd	2nd	1st
Unit Value	0%	33%	67%	100%	133%	167%	200%

Performance Measurement Periods. To further address incentive plan volatility, amounts payable under PU awards are based upon the Company’s performance during four performance measurement periods:

•	one three-year performance measurement period ending on December 31 of the third calendar year of measurement; and

•	three one-year performance measurement periods within that three-year period.

Annual Performance Periods Keep Management Motivated and Provide Line of Sight. As of the end of each of the four performance measurement periods, the Company’s relative TSR is measured against the performance of our peer group to determine 25% of the PU award value. Except as noted below, there is no payout with respect to the PUs until the end of the three-year cliff vesting period (typically in early spring), but the Company calculates the annual measurement amounts and informs holders of anticipated achievement annually. This design feature provides a better line of sight for participants during the three-year period compared to other plan designs, and payout volatility is reduced by spreading the measurements over three consecutive one-year periods and incorporating a fourth measurement covering the entire three-year performance period.

This multiple measurement period approach preserves management’s incentive to perform over a three-year period and, combined with overlapping grants of PUs, also provides our NEOs with a meaningful incentive to provide superior sustainable returns to shareholders over the long-term.

The 2013, 2014 and 2015 PUs involve four performance measurement periods as follows.

	2013 Performance Units	2014 Performance Units	2015 Performance Units
25%	One-Year Period (2013)	One-Year Period (2014)	One-Year Period (2015)
25%	One-Year Period (2014)	One-Year Period (2015)	One-Year Period (2016)
25%	One-Year Period (2015)	One-Year Period (2016)	One-Year Period (2017)
25%	Three-Year Period (2013 to 2015)	Three-Year Period (2014 to 2016)	Three-Year Period (2015 to 2017)

Depending on relative TSR performance, the payout of vested PUs will range from 0% to 200% of the initial unit value of $100. An employee who terminates employment with the Company (other than for retirement) prior to the end of the three-year cliff vesting period will not receive any payout of PUs unless the payout is approved by the Committee or such termination of employment results in accelerated vesting of the PUs. Vested PUs will be settled in cash at the end of the three-year vesting period or, earlier, upon a change in control of the Company. Beginning with respect to PUs awarded in 2016, the Committee will have discretion to settle PUs in cash, shares or a combination of both.

2015 Long Term Incentive Targets Multiples

The Committee determined the total value of all RSUs granted to NEOs (based on grant date fair value) and cash-based PUs awarded to NEOs (based on target value) as a multiple of base salary based on comparative marked data provided by the Committee’s compensation consultant. The LTI multiples for each NEO in 2015 were as follows.

Given current industry conditions, management recommended, and the Compensation Committee and the Board agreed, that no increases to long term incentive target multiples would be made in 2016 for NEOs.

Executive	% Increase/Decrease from Year End 2014	2015 Target Multiple (% of Base Salary)
Burke	No increase	450%
Ralls	No increase	429%	(a)
Butz	No increase	325%
Keller	No increase	325%
Trent	No increase	300%
Brooks	No increase	275%

(a)	After his re-election to the Board, Mr. Ralls received RSUs with an approximate value of $3.0 million as of the 2015 annual general meeting of shareholders, Such RSUs cliff vest on the date of the 2016 annual general meeting. Mr. Ralls will not receive any additional equity grant in 2016.

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In 2014, the Committee increased the weighting of PUs from 30% of the total LTI mix to 50% of the total LTI mix in order to increase the percentage of LTI that is tied to performance measures and at-risk for each executive.

We do not set fixed percentages for each element of compensation, so the mix may change in the future as governance standards evolve or market conditions change.

2015 Long-Term Incentive Awards

In 2015, the Committee made long-term equity incentive awards to our NEOs with the following grant date fair values for the RSUs and PUs computed in accordance with ASC 718:

Executive	RSUs*	PUs*(a)
Burke	$1,799,999	$1,924,279
Ralls(b)	$2,999,979	$—
Butz	$682,501	$729,623
Keller	$773,336	$826,799
Trent	$600,021	$641,426
Brooks	$473,611	$506,406

*	The RSUs granted on February 26, 2015, were valued at $21.10 per share, which was the fair market value on the grant date. The PUs granted on February 26, 2015, were valued at the grant date fair market value of $106.90 per unit.

(a)	The PUs granted in 2015 may only be settled in cash and the value thereof will be determined with reference to the Company’s TSR performance relative to the Company’s offshore drilling peer group measured each year and over the three-year period.

(b)	Mr. Ralls received his annual RSU grant in May 2015 upon his re-election as Executive Chairman. The RSUs were valued at the grant-date fair market value per share on May 1, 2015 of $21.31. Mr. Ralls will not receive any additional equity grant in 2016.

Annual long-term incentive awards are generally made in the first quarter of each year. Any equity awards to newly hired or newly promoted employees below the NEO level (other than Section 16 officers) are approved by the CEO and reviewed by the Committee at the next regularly scheduled Committee meeting on or following the award date.

We have not used stock option grants as part of our long-term incentive compensation since 2006, other than a sign-on grant of 100,000 stock options made in 2008 to Mr. Ralls when he became our CEO. In addition, we have not granted SARs since 2013.

Performance Results and Achieved Values

For the performance period listed below, the Company’s relative TSR rank, percentage of target and value per PU was as follows:

Performance Period Ending	Relative TSR Rank	Percentage of Target	Value per PU
One year ended December 31, 2013	5th of 7	83%	$20.74
One year ended December 31, 2014	2nd of 7	190%	$47.52
One year ended December 31, 2015	1st of 7	200%	$50.00
Three years ended December 31, 2015	1st of 7	200%	$50.00

Any amounts achieved with respect to PUs will be payable if and when the PUs vest at the end of the applicable three-year cliff vesting period. Under the Company’s retirement policy, since each of Mr. Ralls and Mr. Keller have reached 60 years of age and have five years of service, Mr. Ralls PUs granted in 2013 and Mr. Keller’s PUs granted in 2013, 2014 and 2015 have vested and, subject to satisfaction of the performance conditions, will be paid at the end of the three-year cliff even if they are no longer employed by the Company at the vesting date.

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2015 – 2017 PU Grants. The actual and potential value of the 2015-2017 PUs is shown below:

2015 Performance Period Actual Amount Achieved per PU	2016 Performance Period Potential Amount Achieved per PU	2017 Performance Period Potential Amount Achieved per PU	2015 to 2017 Performance Period Potential Amount Achieved per PU
$50.00	$0 - 50	$0 - 50	$0 - 50

2014 – 2016 PU Grants. The actual and potential value of the 2014-2016 PUs is shown below:

2014 Performance Period Actual Amount Achieved per PU	2015 Performance Period Actual Amount Achieved per PU	2016 Performance Period Potential Amount Achieved per PU	2014 to 2016 Performance Period Potential Amount Achieved per PU
$47.52	$50.00	$0 - 50	$0 - 50

2013 – 2015 PU Grants. The actual value of the 2013-2015 PUs is shown below:

2013 Performance Period Actual Amount Achieved per PU	2014 Performance Period Actual Amount Achieved per PU	2015 Performance Period Actual Amount Achieved per PU	2013 to 2015 Performance Period Actual Amount Achieved per PU
$20.74	$47.52	$50.00	$50.00

Payments to NEOs with respect to the 2013-2015 PUs are as follows. These amounts will be paid in March 2016 at the end of the three-year cliff vesting period.

Officer	Total Aggregate Payout for 2013-2015 PUs(a)
Burke	$993,912
Ralls	$2,517,843
Butz	N/A(b)
Keller	$721,835
Trent	$437,139
Brooks	$444,206

(a)	Based on total 2013-2015 performance periods resulting in an aggregate payout per PU of $168.26.

(b)	Mr. Butz joined the Company in December 2014, and therefore did not receive a PU award in 2013.

Benefits

We offer a variety of health, welfare and retirement programs to all eligible employees, including our NEOs. The NEOs generally are eligible for the same benefit programs on the same basis as the rest of the broad-based employees who work in the United States. Programs which provide a different level of benefits for NEOs are detailed below but generally include an annual physical program, long-term disability, a benefit restoration plan and tax preparation services for officers of Rowan Companies plc.

Programs and policies include:

•	Medical, dental and vision;

•	Flexible spending accounts;

•	Short and long-term disability;

•	Life insurance, accidental death and dismemberment;

•	Savings plan (401(k) plan);

•	Pension plan;

•	Benefit restoration plan (Rowan SERP below) (each of the NEOs receives incremental retirement benefits to restore benefits lost due to IRS limits);

•	Executive physical program; and

•	Retiree medical and life insurance (if hired before January 1, 2008 and at least age 50 as of January 1, 2016).

The Company’s long-term disability program provides continuation of a percentage of the NEO’s base pay until Social Security Normal Retirement Age if disability lasts longer than 90 days. The long-term disability benefit pays 66.67% of income replacement for certain executives, including the NEOs, up to $15,000 per month until Social Security Normal Retirement Age or recovery. The benefit is provided to executives tax-free since imputed income is included in the executive’s gross earnings.

The Company’s generally available defined contribution plan (the “Savings Plan” or 401(k) plan) provides a cash company match of up to 100% of the first 6% of eligible salary contributed by the employee, including executives. The Company also provides a defined benefit plan (the “Pension Plan”) generally available to employees, including executives.

The benefit restoration plan of Rowan Companies, Inc. (the “Rowan SERP”) provides additional retirement benefit accrual opportunity for NEOs to mitigate the effects of legal limitations on retirement benefits under the Savings Plan and the Pension Plan. Please see “Pension Benefits” for further discussion of these plans.

•	Tax Equalization Program. The Company recognizes that due to the Company’s global business and corporate legal structure, certain U.S. employees traveling extensively to regions of operations and/or serving as an officer or director of certain foreign legal entities may incur additional and varying tax liabilities in foreign jurisdictions which are directly attributable to the individual’s positions with the Company. Like our non-rotational U.S. personnel who have a foreign tax obligation due to the nature of the

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individual’s position with the Company, NEOs may be eligible for tax equalization payments under the Company’s tax equalization program so that the NEO does not incur significantly different tax consequences compared to if he or she had been wholly subject to U.S. taxes. In 2015, no tax equalization payments were made to any NEOs. Any tax equalization payments to executive directors are currently subject to a maximum cap of $150,000 (when combined with other benefits) pursuant to our shareholder approved U.K. remuneration policy.

•	Tax preparation services. As with our employees who work outside of their home country, the Company provides host country tax return preparation services to NEOs who are required to file a U.K. tax return. Fees paid by the Company for these services are approximately $1,500 for each NEO.

Limited Perquisites

The Company generally provides only limited perquisites and other personal benefits to NEOs which the Company and the Committee believe are reasonable and consistent with its overall compensation program. Executives are provided with the following perquisites:

•	Use of club membership for one NEO. The Company pays the monthly membership fees for a country club for our Executive Vice President, Business Development to use for appropriate entertainment of customers for business purposes. No other NEO receives such a benefit.

•	Executive physicals. NEOs were eligible to receive an annual physical exam in 2015 up to approximately $2,900. Executive physicals as a perquisite have been discontinued for 2016.

Clawback Provision

All equity and cash awards, including bonus payments under the Company’s annual incentive plan, granted under our 2009 Incentive Plan and the 2013 Incentive Plan are subject to clawback provisions that provide that, if within five years of the grant or payment of an award under the plan, (1) our reported financial or operating results are materially and negatively restated or (2) a participant engages in conduct which is fraudulent, negligent or not in good faith, and which disrupts, damages, impairs or interferes with the business, reputation or employees of the Company or its affiliates (as determined in the sole discretion of the Committee), then in each case the Committee may, in its discretion, seek to recoup all or a portion of such grant or payment. In addition, new grants will be subject to the requirements of (i) Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act (regarding recovery of erroneously awarded compensation) and any implementing rules and regulations thereunder if and when adopted, (ii) similar rules under the laws of any other jurisdiction and (iii) any other policies adopted by the Company to implement any clawback provisions, all to the extent determined by the Company in its discretion to be applicable to the participant.

Share Ownership Guidelines

The Board believes that each director and key executive officer should have a substantial personal investment in the Company. The policy is designed to satisfy an individual executive’s need for portfolio diversification, while maintaining management share ownership at levels high enough to assure our shareholders of management’s commitment to value creation. NEOs and directors are required to adhere to the following share ownership guidelines:

Position	Value to be Retained
CEO and Executive Chair	5x base salary
Other NEOs	3x base salary
Non-Executive Directors	5x annual retainer

To facilitate implementation of these guidelines, an officer, including the executive chairman, is required to retain 35% of “available shares” received pursuant to equity grants until his or her ownership guideline is met, at which time the retention level is reduced to 15% until he or she has exceeded the applicable ownership guideline by 200%. Thereafter, there is no retention requirement unless and until his or her ownership drops (a) below the guideline, at which time the 35% retention requirement would apply again or (b) between the guideline and 200% of the guideline, at which time the 15% retention would apply again, until such ownership guidelines are achieved. The retention requirement does not apply once an officer, including the executive chairman, has reached age 60.

“Available shares” are shares remaining after:

(i)	the payment of any exercise price and the payment of any applicable taxes,

(ii)	the vesting of restricted shares or RSUs and the payment of any applicable taxes, fees or commissions, and

(iii)	the earnout of any performance awards, if settled in shares, and the payment of any applicable taxes, fees or commissions.

Shares owned outright (i.e., vested) and shares held in a pension or other deferred compensation plan are included for determining value, but unvested shares and unexercised SARs and options do not qualify.

Our non-executive directors have five years to meet the guideline, and ownership of restricted shares and RSUs counts toward such retention.

As of December 31, 2015, NEOs and directors were either in compliance with the share ownership guidelines or within the applicable retention or grace periods.

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Employment Contracts and Severance Arrangements

We do not have any employment agreements or severance arrangements with our NEOs, other than certain agreements related to a change in control and the arrangements described below. For pension and benefit restoration plan benefits payable to our NEOs as of December 31, 2015 upon a voluntary termination, involuntary termination or a change of control, please see the “Potential Post-Employment Payment Table.”

Change in Control Arrangements. Each of our NEOs and certain other officers have change in control agreements (“CIC agreements”). The CIC agreements provide that, in the event the employment of the executive officer is terminated or modified under certain circumstances during the remaining term of the applicable CIC agreements (which generally provide for two-year terms) and following a “change in control” of the Company (so-called “double trigger” agreements), the executive officers would be entitled to the following:

	Ralls(a)	Burke	Keller	Butz	Trent	Brooks
Cash Severance	Base Salary continued through Term of CIC Agreement	2.99 times (Base Salary & Higher of Target Bonus or 3-Year Average Bonus)	2 times (Base Salary & Higher of Target Bonus or 3-Year Average Bonus)	2 times (Base Salary & Higher of Target Bonus or 3-Year Average Bonus)	2 times (Base Salary & Higher of Target Bonus or 3-Year Average Bonus)	2 times (Base Salary & Higher of Target Bonus or 3-Year Average Bonus)
Bonus	Annual Bonus for each year remaining in Term (calculated as Higher of Target Bonus or 3-Year Average Bonus)	Pro-Rata Bonus for Year of Termination (based on actual performance)	Pro-Rata Bonus for Year of Termination (based on actual performance)	Pro-Rata Bonus for Year of Termination (based on actual performance)	Pro-Rata Bonus for Year of Termination (based on actual performance)	Pro-Rata Bonus for Year of Termination (based on actual performance)
Equity	Vest Upon CIC	Vest Upon CIC	Vest Upon CIC	Vest Upon CIC	Vest Upon CIC	Vest Upon CIC
Amounts Forfeited under Tax-Qualified Plans
Health & Welfare Benefit Continuation	Continued through Term of CIC Agreement	36 Months	24 Months	24 Months	24 Months	24 Months
Outplacement Services	N/A	$ 25,000	$ 25,000	$ 25,000	$ 25,000	$ 25,000
Excise Tax Provisions	Better of Scaleback to Safe Harbor or Full Payment	Better of Scaleback to Safe Harbor or Full Payment	Gross-up**	Better of Scaleback to Safe Harbor or Full Payment	Better of Scaleback to Safe Harbor or Full Payment	Better of Scaleback to Safe Harbor or Full Payment

(a)	In connection with his appointment as Executive Chairman in 2014, Mr. Ralls received a new change in control arrangement, effective as of the date of his appointment and terminating upon his retirement in 2016, on the later of (i) the date of the 2016 annual meeting of shareholders and (ii) April 30, 2016. Mr. Ralls’ CIC agreement provides for the payment of a lump sum equal to the remaining compensation that would be owed to Mr. Ralls from the date of the second trigger to the date of the 2016 annual general meeting. Such lump sum includes (i) any portion of Mr. Ralls’ annual base salary of $700,000 remaining through the 2016 annual general meeting and (ii) the greater of (x) the average bonus paid in the three prior years and (y) the target bonus for the year of termination (currently 100% of base salary). In addition, upon a CIC, all of Mr. Ralls’ unvested equity will vest and become immediately exercisable. No payment will be made unless there is a change in control and Mr. Ralls ceases to serve as Executive Chairman. Consistent with the Company’s commitment not to enter into new tax gross ups, Mr. Ralls’ agreement does not contain a tax gross-up provision.

**	Mr. Keller’s excise tax gross-ups will terminate in April 2016.

Phase out of excise tax gross-ups. In January 2014, the Board committed to phase out excise tax gross-ups in existing CIC agreements by April 2016. In connection with that decision, pursuant to the terms of those agreements, the Company notified employees that such CIC agreements will be terminated as of April 2016 and replaced with new agreements without tax gross-up provisions. As noted above, as part of his transition to Executive Chairman, Mr. Ralls voluntarily elected to give up his excise tax gross-up effective as of his appointment as Executive Chairman.

Only one NEO, Mr. Keller, still has a CIC agreement with a parachute tax gross-up, which such gross-up will terminate in April 2016. Consistent with our prior commitment not to enter into new CIC agreements that include excise tax gross-ups, none of the CIC Agreements for our other NEOs contain tax gross-ups.

The CIC agreements for Dr. Burke, Mr. Butz, Ms. Trent and Mr. Brooks include “best pay” provisions under Section 280G of the U.S. Internal Revenue Code under which the amount of any payments that would otherwise constitute parachute payments will be reduced to the extent necessary to avoid the imposition of any excise tax, unless providing the executive with the full amount of such payments (after taking into account any excise and other taxes) will result in a greater payment amount to the executive (in which case the executive will receive the full amount of such payments).

All of the CIC agreements also provide that equity awards held by the officer will become fully vested and exercisable upon a change in control. Share options and SARs will be exercisable until the earlier of the second anniversary of the change in control or the expiration of the original exercise period, and PUs will be paid out at the higher of the anticipated payout or the target value of the award.

Set forth below are the payments that would be made to each listed executive under the existing CIC agreements and the terms of outstanding incentive award agreements in the event his or her employment was terminated or modified following a change in control of the Company. The payments listed below assume a termination date of December 31, 2015.

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	Economic Value of Parachute Payments(a)
Payments	Burke ($)	Ralls ($)	Butz ($)	Keller ($)	Trent ($)	Brooks ($)
Cash Severance	4,784,000	231,421	1,428,000	1,691,992	1,360,000	1,147,150
Bonus	1,220,000	1,400,366	470,768	508,028	448,350	330,913
Share Appreciation Rights(b)	—	—	—	—	—	—
Restricted Shares / Units and Dividends(c)	2,178,181	4,464,242	818,219	993,508	733,741	607,960
Performance Units(d)	5,607,858	2,581,589	853,125	2,803,967	1,940,380	1,716,286
Forfeited Qualified Account Balance	—	—	37,545	—	—	—
Benefit Continuation	38,351	2,998	25,567	25,567	9,387	18,134
Outplacement Services	25,000	—	25,000	25,000	25,000	25,000
Total CIC Payments before Gross-Up or Reduction	13,853,389	8,680,616	3,658,224	6,048,061	4,516,858	3,845,443
Excise Tax Gross-Up	N/A	N/A	N/A	—	N/A	N/A
Total Payments	13,853,389	8,680,616	3,658,224	6,048,061	4,516,858	3,845,443

(a)	Equity payments are based on the closing market price of the Company’s shares on December 31, 2015 of $16.95.

(b)	No share appreciation rights were in-the-money as of December 31, 2015.

(c)	Represents the gross value of restricted share units (RSUs) for which vesting would be accelerated upon the CIC. However, these amounts include $341,704 and $993,508 related to RSUs held by Messrs. Ralls and Keller, respectively, that are vested as a result of the Company’s retirement policy regarding equity awards.

(d)	Represents the gross value of unvested PUs upon the CIC. However, these amounts include $2,207,489 and $1,744,817 related to PUs for Messrs. Ralls and Keller, respectively, for which the measurement period had lapsed and no incremental benefit (other than accelerating the timing of payment) would be realized upon a change in control as a result of the Company’s retirement policy regarding such awards.

Policy for Vesting of Awards upon Retirement

The Board approved a policy, effective March 6, 2013 for awards made on or after that date, whereby upon retirement from the Company, certain long-term incentive awards granted more than six months prior to the retirement date and held by an employee, including an NEO, who has reached age 60 with five years of consecutive service will be accelerated to the retirement date. The vesting acceleration may be subject to any conditions or limitations as the Committee may determine with respect to specific awards, such as post-termination covenants relating to non-competition or non-solicitation of employees or customers. The Committee may determine in its sole discretion whether the policy will apply to any award. The Committee may terminate, amend or modify the policy at any time.

Program Process and Administration

Our Compensation Committee

In 2015, all of the members of the Committee were independent directors:

•	Thomas R. Hix (Chair)

•	Sir Graham Hearne

•	Suzanne P. Nimocks

•	John J. Quicke

The Chairman, with input from the other Committee members, directs the agenda for each meeting of the Committee and seeks input from management and the Committee’s independent compensation consultants.

Typically, the Company gathers information requested by the Committee and management makes recommendations with respect to certain compensation matters and ensures that the Committee members receive materials in advance of a meeting. The Chairman usually invites the CEO, CFO, General Counsel and Vice President of Human Resources to attend the Committee meetings. During each Committee meeting, members of management are excused to permit the Committee to meet alone with its advisors and in executive session.

Role of the Independent Compensation Consultants

The Committee retains independent compensation consultants to assist in the continual development and evaluation of compensation policies, the review of competitive compensation information and the Committee’s determinations of compensation levels and awards. A representative from our compensation consultants attends Committee meetings, meets with the Committee without management present and provides third-party data, advice and expertise on proposed executive and director compensation and plan designs. At the direction of the Committee, the compensation consultants review management recommendations and advise the Committee on the matters included in the materials, including the consistency of proposals with the Committee’s compensation philosophy and comparisons to programs at other companies. At the request of the Committee, the compensation consultants also prepare their own analysis of compensation matters, including positioning of programs in the competitive market and the design of plans consistent with the Committee’s compensation philosophy.

Since 2010, the Committee has engaged Cogent Compensation Partners, Inc. as its independent compensation consultant for advice on all executive and director compensation matters. Cogent Compensation Partners, Inc. was acquired by Cook & Co. in 2012. Cook & Co. is headquartered in New York, New York and provides independent compensation advice to companies in the Fortune 500. Cook & Co. does not provide other services on behalf of executive management or otherwise to the Company.

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Since we became a U.K. company in 2012, the Committee has also engaged FIT as its independent U.K. compensation consultant for advice on all U.K. related compensation matters. FIT is headquartered in London, England and provides independent compensation advice to FTSE100 companies. FIT does not provide other services on behalf of executive management or otherwise to the Company.

After review and consultation with Cook & Co. and FIT, the Committee has determined each of Cook & Co. and FIT are independent as required under NYSE rules and there is no conflict of interest resulting from retaining either Cook & Co. or FIT currently or during the year ended December 31, 2015.

Role of CEO in Compensation Decisions

In 2015, our CEO performed the following functions in our compensation decision process:

•	Recommended, based on market data, base salaries and short-term and long-term incentive targets for the top officers, other than himself;

•	With the management team, developed short-term and long-term goals to be considered by the Committee for the short-term and long-term incentive plans; and

•	Approved other elements of compensation or personnel matters including:

–	Changes in pay or title to employees below the top officers;

–	Levels of equity awards for executives below the NEO level (other than Section 16 officers) and for key non-officer employees under our long-term incentive plan; and

–	Agreements or arrangements relating to the terms of employment, continued employment or termination of employment with respect to certain employees below the NEO level.

After review of the CEO’s recommendations and a review of all relevant compensation data presented to the Committee, the Committee made its own assessment and recommendations to the Board regarding the compensation package for each NEO.

The Chief Executive Officer is not involved in any part of the setting of any component of his own compensation.

Role of Shareholder Say-on-Pay Votes

The Company provides its shareholders with the opportunity to cast an annual advisory vote on NEO compensation (a “U.S. say-on-pay proposal”). At our annual general meeting of shareholders held in May 2015, a substantial majority of the votes cast on the U.S. say-on- pay proposal (approximately 95%) were voted in favor of the proposal. The Committee believes that this is an overall endorsement by the shareholders of our approach to NEO compensation, and did not change its approach materially in 2015. The Committee will continue to take into account the outcome of our say-on-pay votes when making future compensation decisions, including the outcome of the shareholders’ advisory vote on the U.K. statutory Implementation Report.

Indemnification Agreements

The Company has entered into indemnification arrangements with each of the NEOs (other than Mr. Brooks who is an officer of Rowan Delaware) and non-executive directors (as well as certain other officers of the Company). In addition, the prior existing indemnification agreements with Rowan Delaware remain in place. The form of such agreements has been filed with the SEC. These agreements provide for the Company to, among other things, indemnify the individual against certain liabilities that may arise by reason of his or her status or service as a director or officer, to advance expenses incurred as a result of certain proceedings and to cover him or her under our directors’ and officers’ liability insurance policy. These agreements are intended to provide indemnification rights to the fullest extent permitted under U.K. and Delaware law and under our governing documents and those of Rowan Delaware.

Accounting for Share-Based Compensation

We account for share-based compensation, including long-term incentive awards such as restricted share units and performance units, in accordance with ASC 718.

Tax Implications

Section 162(m) of the U.S. Internal Revenue Code generally limits the deductibility of executive compensation paid by a publicly held corporation to its CEO and the three other highest paid executive officers (excluding the CFO) to $1 million per year for federal income tax purposes, unless the compensation qualifies as “performance-based” compensation as described in Section 162(m) and related Department of Treasury Regulations.

Where reasonably practicable and to the extent that the Section 162(m) deduction disallowance becomes applicable to our NEOs, the Committee may seek to qualify the variable compensation paid to our NEOs for an exemption from such deductibility limits. In approving the amount and form of compensation for our NEOs, the Committee will consider all elements of the cost to us of providing such compensation, including the potential impact of Section 162(m). However, the Committee may, in its judgment, authorize the compensation payments that do not comply with an exemption from the deducibility limit in Section 162(m) when it believes that such payments are appropriate to attract and retain executive talent.

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Director Compensation

In 2015, the Committee reviewed non-executive director compensation data as well as compensation data of our peer group and other U.K. companies provided by Cook & Co. Based on market data and the recommendation by Cook & Co., the Committee did not recommend any increase in 2015 to the annual and committee retainers or annual equity value granted to non-executive directors. The Committee also directed Cook & Co. and FIT to assist in the continual development and evaluation of compensation policies, the review of competitive compensation information and the Committee’s determinations of compensation levels and awards.

Executive Compensation

Summary Compensation Table

The following table summarizes executive compensation received by our NEOs for the applicable years.

Name and Principal Position	Year	Salary $(1)	Bonus $(2)	Share Awards $(3)	Option Awards/ SARs $(4)	Non-Equity Incentive Plan Compensation $(5)	Change in Pension Value and Nonqualified Deferred Compensation Earnings $(6)	All Other Compensation $(7)	Total $
Thomas P. Burke President & CEO(8)	2015	800,000	305,000	3,724,278	–	915,000	113,620	28,330	5,886,228
	2014	800,000	194,983	3,245,501	–	584,948	179,810	11,515	5,016,757
	2013	598,500	152,021	1,380,732	649,493	456,064	90,854	15,300	3,342,964
W. Matt Ralls Executive Chairman(9)	2015	700,000	266,875	2,999,979	–	800,625	183,252	36,862	4,987,593
	2014	700,000	222,133	3,002,380	–	666,398	233,186	15,600	4,839,697
	2013	950,000	320,191	3,497,842	1,645,428	960,572	207,803	16,083	7,597,919
Stephen M. Butz EVP, CFO(10)	2015	420,000	117,692	1,412,124	–	353,076	54,953	18,940	2,376,785
	2014	420,000	300,000	326,550	–	–	–	–	1,046,550
Mark A. Keller EVP, Business Development	2015	475,904	127,007	1,600,135	–	381,021	79,452	47,693	2,711,212
	2014	475,904	105,354	1,560,096	–	316,060	324,757	28,408	2,810,579
	2013	457,600	97,855	1,002,864	471,763	293,566	(1,992)	26,750	2,348,406
Melanie M. Trent EVP, CAO & GC	2015	400,000	112,088	1,241,447	–	336,263	28,681	22,672	2,141,151
	2014	400,000	70,052	1,053,813	–	210,156	119,878	15,600	1,869,499
T. Fred Brooks SVP, Operations	2015	344,432	82,728	980,017	–	248,185	51,858	23,529	1,730,749
	2014	344,432	65,356	950,869	–	196,069	56,485	17,830	1,631,041

(1)	Salary (column 1) Amounts reflect annual salaries effective typically April 1 of the year indicated or such other more recent date of hire or promotion.

(2)	Bonus (column 2) Amounts reflect the portion of annual cash awards paid to our NEOs pursuant to the discretionary portion of the AIP. Such payments reflect amounts achieved for performance in that year which are generally paid in March of the following year. For a description of the AIP, please see “Annual Incentive Compensation.”

(3)	Share Awards (column 3) For accounting purposes, grant-date fair values for RSUs and PU awards are measured under ASC 718 using the market value of our shares on the grant date and the estimated probable payout on the date of grant, respectively, as described in Note 8 of the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K. As a result, PUs are reported in the share awards column based on their estimated grant date fair value using the Monte Carlo simulation model. Actual cash payments paid to NEOs with respect to the 2013-2015 PUs with the performance period ending December 31, 2015 are disclosed on page 44.

The amounts disclosed in this column represent the aggregate grant-date fair value of RSUs and PUs as follows:

			Grant Date	Grant Date		Grant Date	Grant Date
		Number of	Value of	Value per		Value of PUs	Value per	Total
NEO	Year	RSUs	RSUs ($)	RSU ($)	Number of PUs	($)	PU ($)	Value ($)
Burke	2015	85,308	1,799,999	21.10	18,000	1,924,279	106.90	3,724,278
Ralls	2015	140,778	2,999,979	21.31	–	–	–	2,999,979
Butz	2015	32,346	682,501	21.10	6,825	729,623	106.90	1,412,124
Keller	2015	36,651	773,336	21.10	7,734	826,799	106.90	1,600,135
Trent	2015	28,437	600,021	21.10	6,000	641,426	106.90	1,241,447
Brooks	2015	22,446	473,611	21.10	4,737	506,406	106.90	980,017

For information regarding amounts achieved in 2015 with respect to PUs, please see page 54.

(4)	Option Awards / SARs (column 4) Amounts reflect grant date fair values for such awards computed in accordance with ASC 718. A discussion of the assumptions used in calculating the grant date fair value is set forth in Note 8 of the Notes to Consolidated Financial Statements included in our Form 10-K.

All awards presented in column 4 for 2013 were SARs. The Company discontinued granting options after 2008. The Company discontinued granting SARs to NEOs as of the end of 2013.

(5)	Non-Equity Incentive Plan Compensation (column 5) Amounts in 2013, 2014 and 2015 reflect each NEO’s payout under the AIP (non-discretionary portion) based upon the level of achievement of our pre-established financial, operational and strategic metrics. Such payments reflect amounts achieved for performance in the applicable year which are generally paid in March of the following year. For a description of the 2015 AIP, please see “Annual Incentive Compensation.”

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(6)	Change in Pension Value and Nonqualified Deferred Compensation Earnings (column 6) Amounts reflect the aggregate increase in the actuarial present value of accumulated retirement plan benefits. The Company does not have a non-qualified deferred compensation plan. See the “Pension Benefits Table” and “Potential Post-Employment Payment Table” and related disclosure for further information regarding NEO retirement benefits.

(7)	All Other Compensation (column 7) All other compensation for 2015 included the following amounts:

Name	Company Contributions to Savings Plan ($)(a)	Dividend Payments on RS and RSUs vesting in 2015 ($)(b)	Executive Physical ($)	Tax Preparation Services ($)	Other Compensation ($)(c)	Total ($)
Burke	13,330	13,500	—	1,500		28,330
Ralls	15,900	19,462	—	1,500		36,862
Butz	15,450	—	1,990	1,500		18,940
Keller	15,900	8,373	—	1,500	21,920	47,693
Trent	15,900	5,272	—	1,500		22,672
Brooks	15,900	4,999	2,630	—		23,529

(a)	Amounts reflect matching contributions made by the Company on behalf of each NEO in 2015 to the Savings Plan.

(b)	Amounts reflect dividend payments to NEOs during 2015 with respect to restricted shares and RSUs which vested during 2015. Each restricted share and RSU awarded to employees is granted in tandem with a corresponding dividend equivalent which entitles the employee to receive an amount in cash equal to any cash dividends paid by the Company with respect to the underlying shares. Dividend equivalents are payable as and when the restricted shares or RSUs vest. Any dividend equivalent amounts are forfeited if the corresponding restricted shares or RSUs are forfeited or do not vest.

(c)	Amount for Mr. Keller includes approximately $14,200 in dues paid by the Company for membership to a country club used primarily for business. The entire amount has been included, although we believe that only a portion of this cost represents a perquisite. Also includes expenses paid by the Company related to spouse and family attendance at business related entertainment events which combined with the club dues for Mr. Keller aggregate more than $10,000. All other individuals had either no perquisites or perquisites below the reporting threshold.

There were no tax equalization payments made to NEOs in 2015. Executive physicals as a perquisite have been discontinued for 2016.

(8)	Effective as of March 6, 2013, the Board appointed Dr. Burke as President, in addition to his role as COO. In connection with this promotion, the Board approved an increase in Dr. Burke’s annual base salary to $598,500 and an increase in his AIP target percentage to 85%. No other changes were made to Dr. Burke’s compensation arrangements as a result of such promotion. On April 25, 2014, Dr. Burke was appointed as CEO, in addition to his role as President. In connection with this promotion, the Board approved an increase in Dr. Burke’s annual base salary to $800,000 and an increase in his AIP target percentage to 100%.

(9)	Mr. Ralls served as President and CEO for part of 2013 until Dr. Burke’s promotion to President. Mr. Ralls served as CEO from March 2013 until he became Executive Chairman on April 25, 2014. In connection with his retirement as CEO, Mr. Ralls’ salary and AIP target percentage was reduced.

(10)	Mr. Butz joined the Company as CFO effective December 1, 2014. In connection with his appointment to the Company, Mr. Butz was entitled to a $300,000 sign-on bonus, $150,000 of which was paid in December 2014 with the remainder paid in March 2015. If Mr. Butz terminates his employment for any reason within one (1) year of receiving such payments, the Company has the right to deduct the full or partial amount of sign-on bonus upon termination.

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2015 Grants of Plan-Based Awards

The following table shows, with respect to our NEOs:

•	the estimated range of cash payouts that were possible for the 2015 AIP,

•	the potential estimated range of cash payouts with respect to the PUs awarded in 2015 and their grant date fair values, and

•	the actual number of RSUs granted during 2015 and their respective grant date fair values.

			Estimated Future Payouts, Under Non-Equity Incentive Plan Awards(a)			Estimated Future Payouts Under Equity Incentive Plan Awards(b)			All	All Other Option Awards	Grant Date
Name	Type of Award	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold ($)	Target ($)	Maximum ($)	Other Share Awards (number of shares)(c)	(number of securities underlying options)(d)	Fair Value of Share/Units and Option Awards ($)(e)
Burke	AIP	–	400,000	800,000	1,600,000
	PUs	2/26/2015				594,000	1,800,000	3,600,000			1,924,279
	RSUs	2/26/2015							85,308		1,799,999
Ralls	AIP	–	350,000	700,000	1,400,000
	RSUs	5/1/2015							140,778		2,999,979
Butz	AIP	–	147,000	294,000	588,000
	PUs	2/26/2015				225,225	682,500	1,365,000			729,623
	RSUs	2/26/2015							32,346		682,501
Keller	AIP	–	166,566	333,133	666,266
	PUs	2/26/2015				255,222	773,400	1,546,800			826,799
	RSUs	2/26/2015							36,651		773,336
Trent	AIP	–	140,000	280,000	560,000
	PUs	2/26/2015				198,000	600,000	1,200,000			641,426
	RSUs	2/26/2015							28,437		600,021
Brooks	AIP	–	103,330	206,659	413,318
	PUs	2/26/2015				156,321	473,700	947,400			506,406
	RSUs	2/26/2015							22,446		473,611

(a)	The amounts disclosed reflect the threshold (50%), target (100%) and maximum (200%) possible cash bonus payouts under the Company’s AIP (Annual Incentive Plan) that potentially could have been achieved by the NEOs for 2015 based upon their December 31, 2015 base salary and AIP target percentages, and the achievement of performance goals under our 2015 AIP. The amounts actually achieved by our NEOs under the 2015 AIP were paid in March 2016 and are disclosed on page 41.

If the threshold for the year is not met, no bonus will be paid on that component. Payments are calculated using straight-line interpolation for performance between the threshold and target and between the target and maximum for each component.

(b)	Reflects the grant date range of cash payouts that potentially could be achieved with respect to the PUs granted in 2015 depending on TSR performance relative to our peer group over the applicable performance periods. The actual final value is calculated by interpolating the results of our TSR relative to our peer group finishing just above and just below us. No payout is made unless the Company reaches the 33% threshold level. Each PU has a target value of $100, and amounts payable in respect of each vested PU range from $0 to $200 depending on our relative TSR performance.

Please see CD&A for information regarding the PUs and the related performance measures and Note 3 to the “Summary Compensation Table” for PUs awarded to each NEO in 2015. With respect to the PUs awarded in 2015, the Company’s relative TSR rank for the one-year period ended December 31, 2015 was first of seven peers, resulting in a value of 200% of target, or $50.00 per PU. Such amount will be payable at the end of the three-year cliff vesting period to the extent the employee satisfies the vesting requirement.

(c)	Reflects the number of RSUs granted during 2015 to our NEOs under our incentive plan. The awards to our NEOs vest pro rata over three years.

(d)	No SARs or options were awarded during 2015.

(e)	The dollar values reflect the aggregate grant date fair values computed in accordance with ASC 718. A discussion of the assumptions used in calculating the grant date fair value is set forth in Note 8 of the Notes to Consolidated Financial Statements in our Form 10-K.

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Outstanding Equity Awards at December 31, 2015

The following table shows the number of shares underlying unexercised share options and SARs, the number of shares and value of unvested restricted shares and RSUs, as applicable, and the number of PUs and value of unvested PUs outstanding on December 31, 2015 for our NEOs.

Name	Option/SAR Awards(a)				Share/Units Awards
	Number of Securities Underlying Exercisable Options/ SARs (#)	Number of Securities Underlying Unexercisable Options/SARs (#)	Option/ SAR Exercise Prices ($)	Option/ SARs Expiration Date	Type of Award	Number of Shares That Have Not Vested (#)	Market Value of Shares That Have Not Vested ($)(b)	Equity Incentive Plan Awards: Number of Unearned Units That Have Not Vested (#)(c)	Equity Incentive Plan Awards: Market Value or Payout Value of Unearned Units That Have Not Vested ($)(d)
Burke	26,742	–	42.21	2/25/2021
	31,410	–	35.47	3/7/2022
	31,106	15,553	34.35	3/6/2023
					RSUs/RSAs	125,344	2,124,581
					2013 PU	5,907	993,912	–	–
					2014 PU	3,964	1,546,082	11,890	2,378,000
					2015 PU	4,500	900,000	13,500	2,700,000
Ralls	100,000	–	15.31	12/2/2018
	156,249	–	17.39	5/5/2019
	100,827	–	27.80	3/5/2020
	84,189	–	42.21	2/25/2021
	83,553	–	35.47	3/7/2022
	78,804	39,402	34.35	3/6/2023
					RSUs/RSAs	256,122	4,341,268
					2013 PU	14,964(e)	2,517,843	–	–
Butz					RSUs/RSAs	47,346	802,515
					2015 PU	1,706	341,250	5,119	1,023,800
Keller	6,372	–	43.85	4/28/2016
	50,130	–	17.39	5/5/2019
	32,349	–	27.80	3/5/2020
	27,855	–	42.21	2/25/2021
	22,596	–	35.47	3/7/2022
	22,594	11,297	34.35	3/6/2023
					RSUs/RSAs	57,120	968,184
					2013 PU	4,290(e)	721,835	–	–
					2014 PU	1,859(e)	725,256	5,578	1,115,600
					2015 PU	1,934(e)	386,700	5,800	1,160,000
Trent	9,939	–	17.39	5/5/2019
	6,414	–	27.80	3/5/2020
	5,079	–	42.21	2/25/2021
	13,131	–	35.47	3/7/2022
	13,686	6,843	34.35	3/6/2023
					RSUs/RSAs	42,231	715,815
					2013 PU	2,598	437,139	–	–
					2014 PU	1,258	490,623	3,773	754,600
					2015 PU	1,500	300,000	4,500	900,000
Brooks	4,146	–	35.47	3/7/2022
	1,278	–	32.58	11/2/2022
	13,904	6,952	34.35	3/6/2023
					RSUs/RSAs	34,954	592,470
					2013 PU	2,640	444,206	–	–
					2014 PU	1,133	442,058	3,400	680,000
					2015 PU	1,184	236,850	3,553	710,600

(a)	Amounts reflect outstanding options and SARs granted between April 28, 2006 and May 14, 2013 under our long-term incentive plans. There were no unvested options outstanding at December 31, 2015. SARs granted to our NEOs generally become exercisable pro rata over a three-year service period and are generally subject to accelerated vesting upon certain terminations of employment pursuant to the terms of the applicable award agreement. All options and SARs not exercised expire 10 years after the date of grant unless terminated sooner pursuant to the terms of the applicable award agreement.

(b)	The market values set forth in this column with respect to RSUs and RSAs equal the number of shares indicated multiplied by the fair market value of our shares of $16.95 on December 31, 2015. Market values with respect to PUs represent the aggregate amounts achieved through December 31, 2015 per the terms of the awards and approved by the Compensation Committee on January 27, 2016.

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For the one-year performance period ending December 31, 2015, the Company’s relative TSR rank was first of seven peers, resulting in a value achieved at 200% of target, or $50.00 per PU with respect to the 2013-2015 PUs, the 2014-2016 PUs and the 2015-2017 PUs. Additionally, for the three-year performance period ending December 31, 2015 with respect to the 2013-2015 PUs, the Company’s relative TSR rank was first of seven peers, resulting in a value of approximately 200% of target, or $50.00 per PU. Accordingly, the NEOs achieved the following in 2015:

	Amount achieved in 2015 with respect to PU Awards
NEO	2013-2015 Award	2014-2016 Award	2015-2017 Award	Total achieved in 2015
Burke	$590,700	$792,700	$900,000	$2,283,400
Ralls	$1,496,400	$–	$–	$1,496,400
Butz	$–	$–	$341,250	$341,250
Keller	$429,000	$371,850	$386,700	$1,187,550
Trent	$259,800	$251,550	$300,000	$811,350
Brooks	$264,000	$226,650	$236,850	$727,500

With respect to the 2013-2015 PUs, amounts achieved over all performance periods will be paid in March 2016, at the end of the three-year cliff vesting period. Such amounts to NEOs are disclosed on page 44. With respect to the 2014-2016 and 2015-2017 PU awards, achieved amounts will be payable at the end of the applicable three-year cliff vesting period to the extent that such PUs become vested.

(c)	Reflects the number of PUs granted that have not been achieved. Twenty-five percent of any year’s award may be achieved each year over three one-year performance periods, and twenty-five percent may be achieved over the three-year performance period. The number of PUs that have been achieved due to completion of the performance periods but not vested are presented in the column under the heading “Number of Shares That Have Not Vested (#)”.

(d)	The amounts shown reflect the payout value of unearned PUs computed at the threshold level, unless the actual cumulative-to-date performance exceeded the threshold, in which case the next higher payout level (target or maximum) is used. Actual performance for the 2014 and 2015 PUs for the performance periods through December 31, 2015 exceeded the targets for both periods; therefore, unearned PUs granted in 2014 and 2015 have been valued and shown in the table above at the maximum level at December 31, 2015.

(e)	With respect to Mr. Ralls and Mr. Keller, who were eligible to retire during 2014 under the Company’s retirement policy, the foregoing amounts with respect to the PUs granted in 2013 and, with respect to Mr. Keller in 2014 and 2015, were considered vested as of their retirement eligible date and will be paid out to Mr. Ralls and Mr. Keller following the end of the applicable three-year cliff vesting period.

2015 Option Exercises and Shares Vested

The following table shows the number and value of share options exercised and shares vested during 2015 for our NEOs.

	Option Awards		Share Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(a)
Burke	–	–	33,750	678,171
Ralls	–	–	48,654	982,081
Butz	–	–	–	–
Keller	–	–	20,932	423,258
Trent	–	–	13,181	264,085
Brooks	–	–	12,078	244,245

(a)	The amounts set forth in this column equal the number of restricted shares or RSUs that vested during 2015 multiplied by the fair market value of our shares on the date of vesting.

Equity Compensation Plans Not Approved by Security Holders

There are no equity compensation plans that have not been approved by our shareholders.

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Pension Benefits

Benefit Plans and Perquisites Available to Named Executive Officers

Pension Plan	•	The Traditional Formula of the Pension Plan was frozen effective June 30, 2009.
	•	The Cash Balance Formula provides annual pay credits of 5% of eligible compensation, up to the applicable statutory limit, to eligible employees.
SERP	•	The Rowan SERP is designed to replace benefits in the Pension and Savings Plans that would otherwise not be received due to tax code limitations.
401(k) Savings Plan	•

Provides participants with the opportunity to defer a portion of their compensation and receive Company matching contributions of up to 6% of eligible cash compensation up to the applicable statutory limit.

	•	The Savings Plan is currently available to all eligible employees of the Company and its subsidiaries.

Pension Plan

We maintain the Rowan Pension Plan, a qualified defined benefit plan under the U.S. Internal Revenue Code for its U.S. employees, including our NEOs. The Rowan Pension Plan is a non-contributory plan that is funded through a trust. The Rowan Pension Plan consists of three parts, each one corresponding to a different pension formula and having numerous other differences in terms and conditions. Employees are eligible for current participation in only one part, generally based on time of hire, although an employee may also have a grandfathered frozen benefit under one or more parts. Employees become vested in the traditional and cash balance formula benefits after three years of service.

Mr. Keller and Ms. Trent (having been hired prior to January 1, 2008) are eligible for, and vested in, benefits under the (i) traditional formula and (ii) cash balance formula. Messrs. Ralls, Burke, and Brooks (having all been hired after January 1, 2008) are eligible for, and vested in, only the cash balance formula. Mr. Butz (having been hired after January 1, 2008) is eligible only for the cash balance formula, but he has not yet vested in the benefit.

Traditional formula. The traditional formula was frozen on June 30, 2009 and provides a final average earnings type of pension benefit that is payable at normal or early retirement from the Company. Normal retirement occurs upon termination on or after age 60; early retirement can occur as early as age 40 as long as the employee has three years of service. Early retirement benefits are reduced by five percent per year for each year between ages 50 and 60 and reduced actuarially for each year between ages 40 and 50. Mr. Keller was eligible for normal retirement and Ms. Trent was eligible for early retirement at the end of 2014.

Retirement benefits are calculated as the product of 1.75% times years of credited service through June 30, 2009 multiplied by the final annual eligible average compensation. Final annual eligible average compensation is calculated using the five highest consecutive years in the last 10 calendar years prior to June 30, 2009. Eligible pension compensation for the traditional formula generally included an employee’s salary.

Cash balance formula. The cash balance formula applies to eligible employees hired on or after January 1, 2008 and employees whose benefits under the traditional formula were frozen on June 30, 2009. Normal retirement occurs upon termination on or after age 60. Benefits are not reduced if an employee terminates employment prior to age 60. The cash balance formula allows the employee to elect the form of benefit payment from a few annuity options or a single sum payment option that are all actuarially equivalent.

Benefits under the cash balance formula are based on annual pay credits and quarterly interest credits (based on the 10-year Treasury rate) to a cash balance account created on the participant’s hire date. Annual pay credits of 5% of an employee’s W-2 wages, excluding equity compensation, tax equalization payments and foreign or other premium adjustments, are provided to all eligible employees. Eligible employees, including the NEOs, who had their traditional formula frozen on June 30, 2009, receive annual transition pay credits ranging from 3% to 12% based on combined years of age and service as of June 30, 2009. The following table contains the total annual pay credit for which each NEO is eligible:

NEO	Total annual pay credit
Burke	5%
Ralls	5%
Butz	5%
Keller	14%
Trent	5%
Brooks	5%

Eligible pension compensation under the traditional and cash balance formula benefits is limited in accordance with the U.S. Internal Revenue Code. In 2015, that limit was $265,000. The U.S. Internal Revenue Code also limits the annual benefit (expressed as an annuity) available under the traditional and cash balance formula benefits. In 2015, that limit was $210,000 (reduced actuarially for ages below 62).

SERP

We also maintain a nonqualified pension plan, the Rowan SERP, that is designed to replace benefits that would otherwise not be received due to limitations contained in the U.S. Internal Revenue Code that apply to qualified plans.

NEOs hired prior to January 1, 2008 have a frozen traditional formula benefit under the Rowan SERP that was determined by calculating the traditional formula benefit under the Rowan Pension Plan without regard to the qualified plan limits and then reducing it by the amount of the traditional formula benefit under the Rowan Pension Plan. These benefits commence six months after termination and are paid in the form that the NEO selected in 2008.

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All NEOs have a cash balance formula benefit under the Rowan SERP that is determined by calculating the cash balance formula benefit under the Rowan Pension Plan without regard to the qualified plan limits and then reducing it by the amount of the cash balance formula benefit under the Rowan Pension Plan. In addition, the cash balance benefit under the Rowan SERP includes a 6% pay credit on compensation over the qualified plan limit to make up for limitations under our Savings Plan. These benefits commence six months after termination and are paid in a single sum payment.

Pension Benefits Table

The table below shows the present value of accumulated benefits for each NEO at December 31, 2015. We have provided the present value of accumulated benefits at December 31, 2015 using a discount rate of 4.55% for the Rowan Pension Plan and 4.33% for the Rowan SERP.

	Plan	Number of Years of Credited Service (#)	Present Value of Accumulated Benefit($)(a)	Payments During Last Fiscal Year($)
Burke	Rowan Pension	5	64,489	–
	Rowan SERP	5	409,790	–
Ralls	Rowan Pension	7	98,270	–
	Rowan SERP	7	1,123,679	–
Butz	Rowan Pension	1	21,762	–
	Rowan SERP	1	33,191	–
Keller	Rowan Pension	23	1,262,843	–
	Rowan SERP	23	954,942	–
Trent	Rowan Pension	10	239,903	–
	Rowan SERP	10	166,059	–
Brooks	Rowan Pension	5	65,690	–
	Rowan SERP	5	118,295	–

(a)	Our pension and other postretirement benefit liabilities and costs are based upon actuarial computations that reflect our assumptions about future events, including long-term asset returns, interest rates, annual compensation increases, mortality rates and other factors. A discussion of assumptions is set forth in “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Critical Accounting Policies and Management Estimates – Pension and other postretirement benefits” in our Form 10-K.

Potential Post-Employment Payment Table

The following table reflects benefits payable in the event of voluntary termination, involuntary termination or a change in control as if the termination date were December 31, 2015 under the Rowan Pension Plan and the Rowan SERP:

	Plan name	Age at December 31, 2015	Frozen Plan benefit monthly annuity – starting age 60 ($)	Frozen Plan benefit monthly annuity – starting January 1, 2016 ($)	Cash balance lump sum – starting age 60 ($)	Cash balance lump sum – starting January 1, 2016 ($)
Burke	Rowan Pension	48.27	N/A	N/A	108,677	65,826
	Rowan SERP	48.27	N/A	N/A	673,724	408,074
Ralls	Rowan Pension	66.49	N/A	N/A	98,270	98,270
	Rowan SERP	66.49	N/A	N/A	1,123,679	1,123,679
Butz	Rowan Pension	44.72	N/A	N/A	42,961	22,717
	Rowan SERP	44.72	N/A	N/A	63,447	33,550
Keller	Rowan Pension	63.61	5,459	5,459	245,075	245,075
	Rowan SERP	63.61	1,542	1,542	634,206	634,206
Trent	Rowan Pension	51.10	890	493	124,778	86,570
	Rowan SERP	51.10	N/A	N/A	242,197	168,034
Brooks	Rowan Pension	58.51	N/A	N/A	70,208	65,257
	Rowan SERP	58.51	N/A	N/A	126,033	117,147

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ANNEX B (PART II)

U.K. Statutory directors’ remuneration report

CROSS REFERENCES in this part ii REFER TO PAGE NUMBERS AND SECTIONS IN annex a (part i) of this proxy statement.

1.	Statement by Chair of the Compensation Committee

The major decisions of the Compensation Committee of the Board (the “Committee”) on directors’ compensation (or “remuneration” as such term is used in the U.K. regulations and interchangeably with “compensation” throughout this Part II) and the changes to directors’ remuneration during the year (and the context for these decisions and changes) are summarized in CD&A.

2.	Directors’ Remuneration Policy

The Directors’ remuneration policy (the “Policy”) was approved by the Company’s shareholders at the AGM on April 25, 2014 with approximately 96.7% of votes in favor. This Policy will, subject to earlier amendment by shareholders, be effective until a new policy is submitted for approval at the 2017 AGM.

The Policy as approved is available in our 2014 proxy statement filed with the SEC at www.sec.gov and on the Company’s website at www.rowan.com under the heading “Investor Relations-Financial/Proxy Reports-Proxy Materials.”

3.	Implementation Section – Not Audited

The following section explains how the Company implemented its remuneration policy in 2015.

3.1	Compensation Committee

In 2015, all of the members of the Committee were independent directors:

•	Thomas R. Hix (Chair)
•	Sir Graham Hearne
•	John J. Quicke
•	Suzanne P. Nimocks

The Committee Chair, with input from the other Committee members, directs the agenda for each Committee meeting and seeks input from management and the Committee’s independent compensation consultants. Further details regarding the Committee can be found beginning at page 8 of this proxy statement.

Details of the Committee’s process for making compensation determinations, including the advice provided by management and external compensation consultants is set out beginning at pages A-5 and A-19 of the proxy statement. As stated in the proxy statement, the Committee’s external compensation consultants were appointed by the Committee. Frederic W. Cook & Co, Inc. (formerly Cogent Partners) was selected after being interviewed by the Committee. FIT Remuneration Consultants LLP was selected by the Committee based on the recommendation of Frederic W. Cook & Co, Inc. and after being interviewed by management and Committee members. The Committee has determined that both consulting firms are independent. The compensation consultants provide no other services to the Company and accordingly are considered independent by the Committee and to provide independent and objective advice.

Fees paid to the Committee’s external compensation consultants with respect to 2015 were approximately $220,000 to Frederic W. Cook & Co, Inc. and approximately $27,000 to its U.K. associated firm FIT Remuneration Consultants LLP, such fees being charged on the firms’ standard terms of business for advice provided.

3.2	Shareholder Voting on Remuneration Matters

The 2015 Annual General Meeting of Shareholders of the Company was held on May 1, 2015. The voting results were as follows:

The Company’s U.K. statutory implementation report for the year ended December 31, 2014 was approved by a non-binding vote of a substantial majority of the votes cast:

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	For	Against	Abstain
Total Shares Voted	98,812,659	2,479,925	791,644
% of Voted	96.79%	2.42%

The Company’s named executive officer compensation for 2014 was approved by a non-binding vote of a substantial majority of the votes cast:

	For	Against	Abstain
Total Shares Voted	97,498,550	3,044,308	1,556,048
% of Voted	95.49%	2.98%

The voting report from the annual general meeting of shareholders held on April 25, 2014, including the most recent vote on the U.K. directors’ remuneration policy, was included in the Company’s proxy statement for the 2015 annual general meeting of shareholders. Such voting results are incorporated by reference from the 2015 proxy statement.

The 2016 Annual General Meeting of Shareholders of the Company was held on April 28, 2016. The voting results were as follows:

The Company’s named executive officer compensation for 2015 was approved by a non-binding vote of a substantial majority of the votes cast:

	For	Against	Abstain
Total Shares Voted	93,907,261	3,825,608	56,208
% of Voted	96.03%	3.91%

The amendment to the Company’s incentive plan to, among other things, replenish the number of shares authorized for issuance under the plan, was approved by a vote of a substantial majority of the votes cast:

	For	Against	Abstain
Total Shares Voted	92,469,032	5,260,056	59,789
% of Voted	94.55%	5.37%

3.3	Performance Graph and Table

The graph below presents the relative investment performance of the Company’s shares to the S&P 1500 Oil and Gas Drilling Index for the period from the effective date of the redomestication of the Company as a U.K. public company in early May 2012. In the opinion of the Board, the S&P 1500 Oil and Gas Drilling Index is an appropriate broad index against which the TSR of the Company should be measured for the purposes of U.K. requirements because of the drilling industry’s sensitivity to oil and gas prices and related economic conditions.

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The following table sets out the following compensation for the CEO:

•	the total remuneration as seen in the single figure table;
•	the bonus paid as a percentage of the maximum opportunity; and
•	the value of the long-term incentives that have met their performance condition against the maximum possible level which could have been earned in that period (unlike equivalent U.S. disclosures, the U.K. legislation assesses this when the performance condition is measured rather than when it subsequently vests – a proportion of each PU is measured against the TSR annually but the awards only vest on the third anniversary of grant).

		Single figure of total remuneration ($,000)(a)	Annual bonus as a % of maximum	Performance units meeting the performance condition in the year as a % of maximum
2015	Burke	$ 7,288	76%	100%
2014	Burke – from April 25, 2014 to December 31, 2014	$ 3,732	55%	86%
2014	Ralls – from January 1, 2014 to April 24, 2014(a)	$ 1,771	55%	77%
2013	Ralls	$ 5,276	62%	41.5%
2012(b)	Ralls	$ 4,940	52%	0%

(a)	Mr. Ralls retired as CEO of the Company effective April 25, 2014 and Dr. Thomas Burke was appointed as the new CEO effective as of the same date.The 2014 figures represent the income as reported for Dr. Burke (see note (a) to the table at 3.7 for further information) and for Mr. Ralls, shows his total income as reported pro-rated by the period to April 24, 2014 relative to the full financial year.

(b)	The Company redomesticated to the U.K. on May 4, 2012. The above figures show information for all of 2012.

3.4	Percentage Change in pay of Chairman and Chief Executive Officer Fiscal 2014 to Fiscal 2015

The U.K. legislation requires the Company to disclose the percentage change in the prescribed pay elements of the CEO between 2014 and 2015 together with equivalent percentages for a category of staff. Consistent with last year, we have reported the average percentage change in the prescribed pay elements for all U.S. onshore staff at professional level (which is not calculated on a matched sample basis so it is impacted by recruitments (and departures) in the year). Reflecting developments in reporting, separate percentages are disclosed for each element. The prescribed pay elements are:

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•	Base salary

•	Benefits (which have been calculated in as similar a manner to the calculations for section 3.7 as was practical)

•	Annual bonus

U.S. onshore professional staff were selected for the purposes of this comparison given the geographic and functional diversity of staff within a company with global operations in a highly competitive global offshore drilling market, where for many staff the annual pay outcomes are impacted by the global price of oil.

	% change in base salary	% change in annual bonus	% change in benefits
CEO	-5.5%	19.5%	26.5%
Selected Staff	4%	12.6%	41.7%

As noted last year, Mr. Ralls retired as CEO of the Company effective April 25, 2014 and Dr. Thomas Burke was appointed as new CEO effective as of the same date. The Committee approved a base salary of $800,000 for Dr. Burke which was lower than Mr. Ralls’ previous salary as CEO.

3.5	Relative importance of spend on pay

The U.K. legislation includes an obligation to show the annual change in spending on certain specified items. The following table includes the statutory items which show the year on year change in:

•	dividends,
•	share repurchases and
•	total cost of compensation (for all employees) across the group.

Quarterly dividends were paid in the second, third and fourth quarters of 2014 and in all four quarters of 2015.

There were no share repurchases during 2014 or 2015.

The compensation and related employee costs figures for 2014 and 2015 include actual fixed and bonus costs (using a similar basis for health costs as the other aspects of this report) together with an estimate of long-term incentives on an expected value basis.

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3.6	Statement of implementation of Policy in the following financial year

During the year, the following steps were taken in implementing the approved Policy:

Executive Directors

Base salary

The current peer group for the purposes of salary comparison is set forth on page A-9 of this proxy statement.

2015 Base Salary:

The Committee approved 2015 base salaries as follows:

•          $700,000 for Mr. Ralls (unchanged from 2014)

•          $800,000 for Dr. Burke (unchanged from 2014)

2016 Base Salary:

The Committee approved 2016 base salaries as follows:

•          Mr. Ralls will continue to be paid his 2015 base salary until he retires from the Board in April 2016.

•          $800,000 for Dr. Burke (unchanged from 2015)

Annual Bonus (Annual Incentive Plan (“AIP”))

2015 AIP:
Details of the targets and resulting performance for the 2015 AIP are described on pages A-12 through A-13 and A-21 of this proxy statement except to the extent that the information is considered commercially sensitive. Such information will remain so and will not be disclosed subsequently.

Mr. Ralls received a 2015 AIP payment of $1,067,500 which was 152.5% of his base salary, and 152.5% of his AIP target.

Dr. Burke received a 2015 AIP payment of $1,220,000 which was 152.5% of his base salary, and 152.5% of his AIP target.

2016 AIP – Performance measures and targets:

The Committee’s approach within the approved Policy for the 2016 AIP will be similar to the 2015 AIP but with slightly different metrics and weightings. 75% of the 2016 AIP payout pool will be set by reference to financial and operational metrics set forth below, and 25% by reference to performance and other factors (being subjective in nature). In addition, there may be adjustments up or down for individual performance. For 2016, the metrics and corresponding weighting are as follows. Specific targets are not disclosed because they are considered commercially sensitive. The Company expects to report targets and resulting 2016 performance in the proxy statement for the 2017 annual meeting of shareholders.

Metric	Weighting
EBITDA	50%
Change in Cash Balance	20%
TRIR(a)	15%
TPHR (b)	5%
Contracted Non-Productive Time(c)	10%

(a)   TRIR is safety performance is derived from our internal incident reporting by comparing the trailing total recordable incident rate (TRIR) with Company goals.

(b)   TPHR is total potential hurt rate.

(c)   Contracted Non-Productive Time refers to any period when one of our rigs is on location and under contract but not operational due to equipment failure or other unplanned stoppage.

The maximum payout with respect to the 2016 AIP metrics component will be capped at 150% of target for NEOs and certain other executive officers.

Dr. Burke’s 2016 AIP target multiple will remain the same as 2016, at 100% of base salary.

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Long-Term Incentive Compensation (“LTI”)

LTI Compensation in 2015:

Details of LTI awards made in 2015 are set out at Section 3.9 of this Part II.

Details of LTI awards vesting in 2015 are set out beginning on pages A-15 and A-25 of this proxy statement.

The performance measures for PUs granted in 2015 are measured based on TSR relative to a selected peer group of offshore drillers comprised of the following other companies:

•       Atwood Oceanics, Inc.

•       Diamond Offshore Drilling, Inc.

•       Ensco plc

•       Noble Corp plc

•       Seadrill Limited

•       Transocean Ltd.

For PU awards made in 2015, the peer group above was selected as it represents the Company’s primary competitors in the markets in which it operates and for customers, investors and employees. The Committee determined to omit Hercules Offshore and Vantage Drilling from the relative TSR peer group because their share price is generally driven by different factors than the Company’s.

LTI Compensation in 2016:

The Committee’s approach within the approved Policy is to make awards with a maximum target multiple of base salary for Executive Directors across all types of LTI awards, valuing awards on a grant date fair market basis.

Dr. Burke received 50% RSUs and 50% PUs in 2016, but the precise quantum and percentage of each type of award is determined at the discretion of the Committee on a year-to-year basis. Dr. Burke’s 2016 LTI target multiple remained the same as 2015, at 450% of base salary.

The 2016 performance targets and relative TSR metric for PUs operate in the same manner as for the 2015 awards.

Pensions

Details of the pension arrangements that Mr. Ralls and Dr. Burke participated in 2015 are set out beginning on page A-27 of this proxy statement.

For Mr. Ralls and Dr. Burke:

•      Contributions equivalent to 5% of eligible compensation were credited under the Pension Plan;

•      Savings Plan contributions were made at the level of 6% of an employee’s eligible compensation up to a U.S. IRS cap (in 2016, a maximum Company contribution of $15,900 per year, but subject to annual adjustment under U.S. tax laws); and

Additional contributions in excess of the IRS caps are credited under the Restoration Plan at an 11% level to make up for limits under the Pension Plan and Savings Plan.

No material changes are envisaged for 2016.

Benefits	Benefits are summarized in Part I of this proxy statement. No material changes are envisaged for 2016.
Change in Control Arrangements

There were no changes to change in control agreements with executive directors during 2015 and none are envisaged for 2016.

Further details regarding these changes in control agreements can be found beginning at page A-18 of this proxy statement. There are no other service agreements with any director.

Non-Executive Directors

Non-Executive Directors’ Compensation

2015:

Directors’ Fees:

2015 Directors’ fees were as follows:

•  Board annual fee: $80,000

•  Lead Director annual fee (in addition to the annual Board fee): $20,000

•  Committee Chair annual retainer (in addition to annual Board fee):

–        Health, Safety & Environment/Nominating & Corporate Governance: $10,000

–        Audit/Compensation: $15,000

Equity Awards:

Non-Executive Directors typically receive grants of RSUs in addition to dividend equivalents. In 2015, Non-Executive Directors received the following:

•  Annual Equity Award: $200,000 based on the grant date market price (and pro-rated for new directors)

•  Dividend equivalents in the form of additional RSUs for dividend payments

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2016:

Board fees and annual grants for 2016 are expected to remain the same as in 2015 and will be approved on or around the date of the 2016 annual general meeting, except that for 2016, at the election of each director, annual awards to Non-Executive Directors will be in the form of either restricted share awards (“RSAs”) or RSUs. The economic value of each type of award is the same, but RSAs will be settled in shares upon vesting (as opposed to RSUs, which settle in cash or shares upon departure from the Board) and dividends with respect to RSAs will be payable in cash upon vesting (as opposed to RSUs, which receive additional RSUs in lieu of dividends). In addition, the Board has approved an additional retainer of $150,000 for the new independent non-executive Chairman.

Implementation Section – Audited

3.7	Single figure table

(in thousands)	Salary(a)		Benefits(b)		Annual Bonus(c)		RSUs(d)		PUs(e)		Pension(f)		Total
	2014	2015	2014	2015	2014	2015	2014	2015	2014	2015	2014	2015	2014	2015
Ralls	$778	$700	$23	$20	$889	$1,068	$2,217	$2,694	$1,537	$1,496	$227	$175	$5,671	$6,153
Burke	$550	$800	$14	$24	$605	$1,120	$1,122	$1,633	$1,345	$2,283	$96	$171	$3,732	$6,031

(a)	2014 salary, benefits, annual bonus and pension allowances include Dr. Burke’s remuneration from his appointment to the Board on April 25, 2014. Equity grants reflect grants made to Dr. Burke during 2014 and 2015, including grants awarded prior to his election as director. As Mr. Ralls served as director throughout 2014 and 2015, the table shows his total remuneration (calculated in accordance with the regulations) for the full year with his single figure of total remuneration pro-rated on a simple time basis for the purposes of the table in section 3.3 above.

(b)	Benefits for Mr. Ralls and Dr. Burke include the following:

	Year	Health Benefits	(1)	Other Benefits	(2)	Total ($)
Ralls(3)	2014	$19,405		$3,800		$23,205
	2015	$18,406		$1,500		$19,906
Burke	2014	$12,746		$1,200		$13,946
	2015	$22,572		$1,500		$24,072

(1)	Reflects Company’s portion of projected average medical costs plus actual premiums for other health and welfare benefits such as dental, vision, life and AD&D insurance, and short-term and long-term disability benefits. All U.S. employees of the Company are entitled to participate in the same benefit programs. Dr. Burke’s health benefits for 2014 are prorated on a simple time basis from the date he was elected to the Board, on April 25, 2014 through the 2014 year end.

(2)	Reflects estimated benefits taxable in the U.K. principally related to the preparation of a UK tax return (for 2014 and 2015) and certain hotel accommodations in the U.K. for business trips (for 2014).

(3)	Mr. Ralls retired as CEO effective April 25, 2014. No payments were made to Mr. Ralls to compensate for his loss of office upon his retirement, other than a charitable donation of $25,000 in his honor to an academic institution which Mr. Ralls nominated and which was reviewed and approved by the Company’s Charitable Contributions Committee.

(c)	Details of the performance measures and targets applicable to the AIP bonus for 2015 are set out beginning on page A-12 of this proxy statement.

(d)	RSU figures are the value of the awards made in the corresponding year using the average closing price per share over the last three months of the year of grant. For 2014 and 2015, the average closing price per share for the last three months of each corresponding year was $23.10 and $19.14, respectively. The RSUs do not have performance measures for the reasons outlined in the “LTI” section of the policy table for Executive Directors posted on the Company’s website.

(e)	The amount shown for 2014 represents the total amount achieved for the year, which consisted of (i) $47.52 per PU for the one-year performance period ending December 31, 2014 (applicable to each of the 2013 and 2014 awards) and (ii) $18.69 per PU for the three-year performance period ending December 31, 2014 (applicable to the 2012 award). The amount shown for 2015 represents the total amount achieved for the year, which consisted of (i) $50.00 per PU for the one-year performance period ending December 31, 2015 (applicable to each of the 2013, 2014 and 2015 awards) and (ii) $50.00 per PU for the three-year performance period ending December 31, 2015 (applicable to the 2013 award). Details of the performance measures and targets applicable to vesting of the PU awards are set forth beginning on page A-15 of this proxy statement. Further details of the calculation are set out in the section headed ‘Performance Results and Achieved Values’ on pages A-15 through A-16 of this proxy statement.

(f)	Pension amounts reflect the matching contributions made by the Company to the Savings Plan plus the additional amounts credited in the Pension Plan and the Restoration Plan as follows. Mr. Ralls and Dr. Burke are the only directors who participate in the Company’s pension plans. See page A-27 of this proxy statement for further details of the Company’s pension plans.

	Year	Savings Plan	Pension Plan	Restoration Plan	Total ($)
Ralls	2014	$15,600	$13,000	$198,052	$226,652
	2015	$15,900	$13,250	$145,588	$174,738
Burke (1)	2014	$7,678	$8,667	$79,491	$95,836
	2015	$13,333	$13,250	$144,642	$171,225

(1)	Dr. Burke’s amounts for 2014 are prorated on a simple time basis from the date he was elected to the Board (April 25, 2014 through the 2014 year-end).

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The aggregate emoluments (being salary/fees) plus benefits and bonuses of all directors during 2015 was $4.5 million.

3.8	Non-executive director 2015 remuneration

Non-Executive Directors receive annual fees in lieu of a base salary. As non-employees of the Company and in accordance with Non- Executive Director compensation practices in the U.S., Non-Executive Directors are not eligible to receive an annual bonus or other benefits, including participation in the Company’s pension plans.

	Fess ($)(a)		Benefits ($)(b)		RSUs ($)(c)		Total ($)
$’000	2014	2015	2014	2015	2014	2015	2014	2015
Albrecht	—	13.6	—	—	—	102.9	—	116.5
Fox	95.0	95.0	3.8	1.5	158.7	200.3	257.5	296.8
Hearne	105.0	110.0	—	—	157.9	199.0	262.9	309.0
Hix	95.0	95.0	3.8	1.5	155.4	194.9	254.2	291.4
Lentz(d)	77.0	—	3.8	—	—	—	80.8	—
Moynihan(e)	90.0	30.0	—	—	158.7	4.1	248.7	34.1
Nimocks	80.0	86.3	4.4	1.5	153.5	191.8	237.9	279.6
Peacock	80.0	80.0	3.8	1.5	157.9	199.0	241.7	280.5
Quicke	80.0	80.0	3.1	1.5	155.4	194.9	238.5	276.4
Sandvold	80.0	80.0	2.1	1.5	150.9	187.6	233.0	269.1
(a)	Reflects fees earned with respect to Board service in 2014 and 2015, respectively, regardless of when paid.

(b)	Non-Executive Directors are not eligible for Company health benefits or pensions. Reflects estimated U.K. taxable benefits principally related to hotel accommodations in the U.K. for trips related to board meetings (for 2014) and the preparation of U.K tax returns for non-U.K. resident directors who elected to use the Company’s service provider (for 2014 and 2015).

(c)	The value of RSUs shown for 2014 and 2015 represent the annual RSU grant made to Non-Executive Directors in 2014 and 2015, including RSUs awarded in lieu of cash dividends, based upon the number of RSUs awarded in each year and the average closing price per share for the last three months of the corresponding year. The average closing price per share for the last three months of 2014 and 2015 was $23.10 and $19.14, respectively.

Dividends were paid to Non-Executive Directors in the last three quarters of 2014 and in all four quarters of 2015 in the form of additional RSUs. The RSUs do not have performance measures for the reasons outlined in the “Equity Awards” section of the policy table for Non-Executive Directors available on the Company’s website.

(d)	Mr. Lentz retired from the Board effective April 25, 2014 and did not receive an annual RSU award in 2014. No payments were made to Mr. Lentz to compensate for his loss of office upon his retirement, other than a charitable donation of $10,000 in his honor to the Rowan scholarship fund which Mr. Lentz nominated and which was reviewed and approved by the Company’s Charitable Contributions Committee.

(e)	Lord Moynihan retired from the Board effective May 1, 2015 and did not receive an annual RSU award in 2015. No payments were made to Lord Moynihan to compensate for his loss of office upon his retirement, other than a charitable donation of $10,000 in his honor to a non-profit entity which Lord Moynihan nominated and which was reviewed and approved by the Company’s charitable contributions committee.

3.9	Long term incentive awards made to directors in 2015

In May 2015, each Non-Executive Director received an annual grant of RSUs with a grant date value of approximately $200,000.

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LONG TERM INCENTIVE AWARDS MADE TO DIRECTORS IN 2015

Director	Grand Date	Plan(a)(b)	Number of Shares	Face Value(c) $	Threshold vesting level %	Vesting level % at maximum performance	Anticipated vesting due(d)
Burke	2/26/2015	RSU	85,308	1,799,999	N/A	100%	2/26/2018
	2/26/2015	PU	18,000	1,800,000	33%	200%	2/26/2018
Ralls	5/1/2015	RSU	140,778	2,999,979	N/A	100%	5/1/2016
Albrecht	10/28/2015	RSU	5,346	100,024	N/A	100%	4/28/2016
	11/23/2015	RSU	28	533	N/A	100%	4/28/2016
Fox	3/3/2015	RSU	215	4,394	N/A	100%	(e)
	5/1/2015	RSU	9,385	199,994	N/A	100%	4/28/2016
	5/26/2015	RSU	234	5,359	N/A	100%	(e)
	8/25/2015	RSU	346	5,392	N/A	100%	(e)
	11/23/2015	RSU	285	5,422	N/A	100%	(e)
Hearne	3/3/2015	RSU	200	4,087	N/A	100%	(e)
	5/1/2015	RSU	9,385	199,994	N/A	100%	4/28/2016
	5/26/2015	RSU	220	5,038	N/A	100%	(e)
	8/25/2015	RSU	325	5,065	N/A	100%	(e)
	11/23/2015	RSU	268	5,099	N/A	100%	(e)
Hix	3/3/2015	RSU	150	3,065	N/A	100%	(e)
	5/1/2015	RSU	9,385	199,994	N/A	100%	4/28/2016
	5/26/2015	RSU	176	4,030	N/A	100%	(e)
	8/25/2015	RSU	259	4,037	N/A	100%	(e)
	11/23/2015	RSU	214	4,071	N/A	100%	(e)
Moynihan(f)	3/3/2015	RSU	215	4,394	N/A	100%	(e)
Nimocks	3/3/2015	RSU	112	2,289	N/A	100%	(e)
	5/1/2015	RSU	9,385	199,994	N/A	100%	4/28/2016
	5/26/2015	RSU	141	3,229	N/A	100%	(e)
	8/25/2015	RSU	209	3,257	N/A	100%	(e)
	11/23/2015	RSU	172	3,272	N/A	100%	(e)
Peacock	3/3/2015	RSU	200	4,087	N/A	100%	(e)
	5/1/2015	RSU	9,385	199,994	N/A	100%	4/28/2016
	5/26/2015	RSU	220	5,038	N/A	100%	(e)
	8/25/2015	RSU	325	5,065	N/A	100%	(e)
	11/23/2015	RSU	268	5,099	N/A	100%	(e)
Quicke	3/3/2015	RSU	150	3,065	N/A	100%	(e)
	5/1/2015	RSU	9,385	199,994	N/A	100%	4/28/2016
	5/26/2015	RSU	176	4,030	N/A	100%	(e)
	8/25/2015	RSU	259	4,037	N/A	100%	(e)
	11/23/2015	RSU	214	4,071	N/A	100%	(e)
Sandvold	3/3/2015	RSU	62	1,267	N/A	100%	(e)
	5/1/2015	RSU	9,385	199,994	N/A	100%	4/28/2016
	5/26/2015	RSU	96	2,198	N/A	100%	(e)
	8/25/2015	RSU	143	2,229	N/A	100%	(e)
	11/23/2015	RSU	117	2,226	N/A	100%	(e)
(a)	The terms of RSUs and PUs awarded to the CEO and Executive Director and the terms of RSUs awarded to Non-Executive Directors are summarized in the proxy statement.

(b)	Pursuant to the terms of the award notices, each RSU granted to a Non-Executive Director is granted in tandem with a corresponding Dividend Equivalent which entitles the Non-Executive Director to receive additional RSUs with an aggregate fair market value equal to the product of (a) the per share amount of any cash dividend declared by the Company and (b) the number of shares underlying the RSUs held by such Non-Executive Director that are outstanding when the dividend is paid. During 2015, Non-Executive Directors received additional RSUs in lieu of cash dividends in March 2015, May 2015, August 2015 and November 2015.

(c)	Face values for RSUs are the fair market values per share on the grant date or dividend payment date as follows: February 26, 2015 - $21.10, March 3, 2015– $20.44, May 26, 2015 - $22.90, August 25, 2015 - $15.59, October 28, 2015 - $18.71, November 23, 2015 - $19.03. Fair market values of awards were calculated using the average of the high and low share price. Dr. Burke’s PUs granted in February 2015 are valued using the target value of $100 per unit (so the face value for the purposes of the U.K. regulations is the stated face value multiplied by the 200% maximum vesting percentage). The percentage vesting at threshold is impacted by interpolation so could range from 33% to just below 67%. The reference to 33% in the table is the lowest threshold amount before such interpolation.

(d)	Only PUs have pre-vest performance measures. These are cash based awards as described at pages A-13 through A-16 of this proxy statement. The performance period is the three year period beginning January 1 of the year of the grant and ending December 31 of the second full year following the year of the grant. Details of the performance measures and targets for the PUs granted in 2015 are contained in the proxy statement. RSUs granted to the CEO vest in one-third increments on each of the first, second and third anniversaries of the grant date.

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For RSUs granted to Non-Executive Directors, the RSUs vest on the earlier of the first anniversary date of the grant or the date of the next annual meeting of shareholders. Settlement of RSUs (including RSUs issued pursuant to dividend equivalents) granted to Non-Executive Directors occurs upon termination of the director’s service on the Board. At the election of the Committee, such settlement may be made in cash, shares or a combination.

RSUs granted to Dr. Burke vest and are settled in shares in one-third increments annually over the three-year service period.

(e)	Additional RSUs awarded to Non-Executive Directors in lieu of the payment of cash dividends are settled upon settlement of the underlying RSUs with respect to which the additional RSUs were awarded. Settlement of RSUs occurs upon termination of service from the Board, and may be in cash or shares at the discretion of the Compensation Committee.

(f)	Lord Moynihan retired from the Board on May 1, 2015 and did not receive an annual RSU grant during 2015. On his retirement, in accordance with the terms of the grant agreements, all of Lord Moynihan’s vested RSUs were settled in a combination of cash and shares (at the discretion of the Compensation Committee) for an aggregate value of $944,800 as of his retirement date.

The aggregate gain on the vesting/exercise of awards held by all directors in 2015 was approximately $2.77 million. No share options were exercised in 2015.

3.10	Directors’ shareholding and share interests

Details of the Company’s stock ownership requirements for Executive Directors and Non-Executive Directors are summarized on page A-17 of this proxy statement. As of April 30, 2016, the directors were either in compliance with the share ownership guidelines or within the applicable retention or grace periods.

The following table shows the total share interests held by directors.

TOTAL SHARE INTERESTS AT DECEMBER 31, 2015 (OR DATE OF CESSATION, IF EARLIER)(a)

				Share Options(b)		Share Awards (including RSAs and RSUs)
	Column 1		Column 2	Column 3	Column 4	Column 5	Column 6	Column 7

	Shares Held Outright(c)		No. of Shares Underlying Unexercised Options/SARs – Exercisable (Vested)	No. of Shares Underlying Unexercised Options/SARs – Unexercisable (Unvested)	No. of Shares Acquired in 2015 on Option/ SARs Exercise	Outstanding RSU(d)	No. of Shares Acquired in 2015 on Vesting of RSA/RSUs	Aggregate holding of Shares and Share Interest(e)
Executive Directors
Ralls	234,270		603,622	39,402	–	256,122	48,654	1,133,416
Burke	59,466		89,258	1,553	–	125,344	33,750	275,621
Non-Executive Directors
Albrecht	–		–	–	–	5,374	–	5,374
Fox	11,650		–	–	–	54,586	–	66,236
Hearne	7,185		–	–	–	51,317	–	58,502
Hix	5,000		–	–	–	40,993	–	45,993
Moynihan	30,617	(f)	–	–	–	–	18,617	30,617
Nimocks	1,200		–	–	–	33,013	–	34,213
Peacock	10,505		–	–	–	51,317	–	61,822
Quicke	2,000		–	–	–	40,993	–	42,993
Sandvold	5,000		–	–	–	22,549	–	27,549

(a)	Performance units are cash settled and therefore not included in the above table. To the extent other awards have been settled in cash, they are not included in the above table. None of the above interests are subject to pre-vest performance conditions.

(b)	Includes options and SARs regardless of whether such awards are in or out of the money.

(c)	In accordance with UK law, this column includes shares held by the director, their spouse, any children under 18 and any other dependents together with any trusts for their benefit. Amounts include shares reported in columns 4 and 6.

(d)	For Executive Directors, includes RSUs which are unvested. For Non-executive Directors, includes both vested and unvested RSUs because such awards are not settled until the Non-Executive Director departs the Board. Amounts for Non-Executive Director RSUs include additional RSUs issued in lieu of cash dividends.

(e)	Amounts reflect the sum of Columns 1 (Shares Held Outright), 2 (Vested Options/ SARs), 3 (Unvested Options/SARs) and 5 (Outstanding RSAs/ RSUs).

(f)	Reflects shares held by Lord Moynihan as of May 1, 2015 when he retired from the Board.

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The following changes in the above share interests occurred between December 31, 2015 and May 4, 2016:

Directors	December 31, 2015(a)	May 4, 2016
Ralls(b)	1,133,416
Burke(c)	275,621
Albrecht	5,374
Fox(b)	66,236
Hearne	58,502
Hix	45,993
Moore(d)	—
Nimocks	34,213
Peacock	61,822
Quicke	42,993
Sandvold	27,549

(a)	Reflects the total number of share interests, including shares, options, SARs, RSUs and RSAs, reported in column 7 above.
(b)	Messrs. Ralls and Fox retired from the Board as of April 28, 2016. Ownership information is as of that date.
(c)	Dr. Burke received an annual LTI grant of RSUs on February 25, 2016. Non-employee directors received annual equity grants of either RSAs or RSUs on April 28, 2016. No other director’s ownership changed between December 31, 2015 and May 4, 2016.
(d)	Mr. Moore was elected to the Board as of April 28, 2016.

Signed on behalf of the Board of Directors by:

Thomas R. Hix

Chair of the Compensation Committee

ROWAN COMPANIES PLC - General Meeting Proxy Statement B-11